As filed with the Securities and Exchange Commission on July 23, 2004
                                                     Registration No. 333-116409
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------


                          AMENDMENT NO. 1 TO FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    ---------

                      NEVADA                                     CYCO.NET, INC.                            13-3389415
  (State or Other Jurisdiction of Incorporation       (Name of Registrant in Our Charter)     (I.R.S. Employer Identification No.)
                 or Organization)
                                                                      7389
             400 GOLD SW, SUITE 1000                      (Primary Standard Industrial                    RICHARD URREA
          ALBUQUERQUE, NEW MEXICO 87102                   Classification Code Number)                400 GOLD SW, SUITE 1000
    (Address and telephone number of Principal                                                    ALBUQUERQUE, NEW MEXICO 87102
Executive Offices and Principal Place of Business)                                             (Name, address and telephone number
                                                                                                       of agent for service)

           Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                    ---------

           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                      Subject to completion, dated July 23, 2004


                                 CYCO.NET, INC.
                        69,513,810 SHARES OF COMMON STOCK


           This prospectus relates to the sale of up to 69,513,810 shares of Cyco.net's common stock by certain persons who are stockholders of Cyco.net. Please refer to "Selling Stockholders" beginning on page 8. The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. There are no minimum purchase requirements. These prices will fluctuate based on the demand for the shares of common stock.

           Our common stock is quoted on the Over-the-Counter Bulletin Board maintained by the NASD under the symbol "CYKE." On May 28, 2004, the last reported sale price of our common stock was $0.32 per share.


           THESE  SECURITIES ARE  SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

           PLEASE  REFER TO "RISK  FACTORS"  BEGINNING ON PAGE 4.


           THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this prospectus is ___________ ___, 2004.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY .......................................................    1
The Offering .............................................................    2
SUMMARY CONSOLIDATED FINANCIAL INFORMATION ...............................    3
RISK FACTORS .............................................................    4
FORWARD-LOOKING STATEMENTS ...............................................    8
SELLING STOCKHOLDERS .....................................................    9
USE OF PROCEEDS ..........................................................   11
DILUTION .................................................................   12
PLAN OF DISTRIBUTION .....................................................   15
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION ................   17
description of business ..................................................   23
management ...............................................................   26
description of property ..................................................   30
LEGAL PROCEEDINGS ........................................................   30
PRINCIPAL STOCKHOLDERS ...................................................   31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ...........................   32
Market Price of and Dividends on the Registrant's
           Common Equity and Other Shareholder Matters ...................   33
Description of Securities ................................................   34
EXPERTS ..................................................................   35
LEGAL MATTERS ............................................................   35
HOW TO GET MORE INFORMATION ..............................................   35
FINANCIAL STATEMENTS .....................................................  F-1



--------------------------------------------------------------------------------

           We intend to distribute to our shareholders annual reports containing audited financial statements. Our audited financial statements for the fiscal year December 31, 2003, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY

                                    OVERVIEW


           Cyco.net, Inc. is the successor corporation to AVE, Inc. Cyco.net was an e-commerce business until July of 2003 when it sold the assets of its cigarette e-tail business. This decision was made after several states filed civil lawsuits against the New Mexico subsidiary involved in the sale of cigarettes over the Internet. Cyco.net's management felt that although Cyco.net had legal defenses it would be much too costly to defend in a court of law. Cyco.net chose to pursue other business opportunities and on November 19, 2003, Cyco.net, Inc. purchased all of the outstanding common stock of Orion Security Services, Inc., a Wisconsin corporation, in a stock for stock purchase. Francisco Urrea, Jr., one of our directors, was a principal shareholder of Orion Security Services, Inc.

           Cyco.net, Inc. through its wholly owned subsidiary Orion Security Services, Inc. ("OSSI") provides two products. The first product is a computer security device that we call the ComSecure(C) Controller. This device provides similar functions in a computer network that would normally be provided by a router and firewall. As such, this device routes network traffic and defends against intruders and possible computer viruses into secure networks. This product is fully developed and commercially available for sale.

           The second product is a video surveillance system that we call the SatSecure(C) Surveillance System. This device includes video and data transmitters that can be monitored in real time in remote locations. The video and data transmissions are sent by satellite or other communications mediums from the field to the monitoring base. For example, a video and data transmitter may be placed on an airplane so that ground control can monitor activities on the airplane. This product is fully developed and commercially available for sale.

           OSSI has begun product demonstrations in its McLean, Virginia facility.

           OSSI is a development stage company. Its operations are located in Oakton, Virginia.


                                  GOING CONCERN


           CYCO.NET HAS EXPERIENCED LOSSES FROM OPERATIONS AS A RESULT OF ITS INVESTMENT NECESSARY TO ACHIEVE ITS OPERATING PLAN, WHICH IS LONG-RANGE IN NATURE. IN THE THREE MONTHS ENDED MARCH 31, 2004, WE HAD A NET LOSS OF $894,751. FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002, CYCO.NET INCURRED NET (LOSSES) OF ($4,902,363) AND ($325,593), RESPECTIVELY. AT DECEMBER 31, 2003, CYCO.NET HAD A WORKING CAPITAL (DEFICIT) OF $(774,237) AND STOCKHOLDERS' (DEFICIT) OF $(761,390). IN ADDITION CYCO.NET IS SUBJECT TO LEGAL ACTION RELATED TO ITS FORMER BUSINESS OF SELLING CIGARETTES OVER THE INTERNET. THESE SUITS CLAIM THAT CYCO.NET FAILED TO FILE REPORTS WITH VARIOUS STATES RELATED TO THE SALE OF CIGARETTES, COLLECT SALES TAXES AND OTHER RELATED CLAIMS.


           CYCO.NET'S ABILITY TO CONTINUE AS A GOING CONCERN IS CONTINGENT UPON ITS ABILITY TO SECURE FINANCING AND ATTAIN PROFITABLE OPERATIONS. IN ADDITION, CYCO.NET'S ABILITY TO CONTINUE AS A GOING CONCERN MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES AND COMPLICATIONS FREQUENTLY ENCOUNTERED BY ENTRANCE INTO ESTABLISHED MARKETS AND THE COMPETITIVE ENVIRONMENT IN WHICH CYCO.NET OPERATES. CYCO.NET PURCHASED A WHOLLY OWNED SUBSIDIARY, OSSI, AND THROUGH ITS SAT-SECURE SYSTEMS SALES, HOPES TO ATTAIN PROFITABLE OPERATIONS.


           IN ADDITION, CYCO.NET HAD REVENUES OF $0, $54,264 AND $0 FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEARS ENDED DECEMBER 31, 2003 AND 2002, RESPECTIVELY.


           THE FINANCIAL STATEMENTS DO NOT INCLUDE ANY ADJUSTMENTS TO REFLECT THE POSSIBLE FUTURE EFFECTS ON THE RECOVERABILITY AND CLASSIFICATION OF ASSETS OR THE AMOUNTS AND CLASSIFICATION OF LIABILITIES THAT MAY RESULT FROM THE POSSIBLE INABILITY OF CYCO.NET TO CONTINUE AS A GOING CONCERN.

                                    ABOUT US

           Our principal office is located at 400 Gold SW, Suite 1000, Albuquerque, New Mexico 87102. Our telephone number is (505) 248-0000.

                                  THE OFFERING


           This offering relates to the sale of common stock by certain persons who are stockholders of Cyco.net. The selling stockholders consist of:


           o Cornell Capital Partners, L.P., which intends to sell up to 69,490,000 shares of common stock to be purchased under a Standby Equity Distribution Agreement and to be received upon conversion of debentures.

           o Newbridge Securities Corporation, which intends to sell up to 23,810 shares of common stock received as a placement agent fee.

           Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $20.0 million. Cornell Capital Partners, L.P. will purchase the shares of common stock for a 1% discount to the volume weighted average price of our common stock for the 5 days immediately following the notice date. Cornell Capital Partners, L.P. intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Standby Equity Distribution Agreement.


COMMON STOCK OFFERED                           69,513,810 shares by selling
                                               stockholders. This equals 42.2%
                                               of our outstanding common stock
                                               on the date hereof.


OFFERING PRICE                                 Market price

COMMON STOCK OUTSTANDING BEFORE THE OFFERING   91,751,931 shares

USE OF PROCEEDS                                We will not receive any proceeds
                                               of the shares offered by the
                                               selling stockholders. Any
                                               proceeds we receive from the sale
                                               of common stock under the Standby
                                               Equity Distribution Agreement
                                               will be used for the purchase of
                                               inventory, web development,
                                               marketing and general working
                                               capital purposes. See "Use of
                                               Proceeds."

RISK FACTORS                                   The securities offered hereby
                                               involve a high degree of risk and
                                               immediate substantial dilution.
                                               See "Risk Factors" and
                                               "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL         CYKE

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                                       YEAR ENDED DECEMBER 31,      QUARTER ENDED MARCH 31,
                                                        2003           2002           2004           2003
                                                    -----------    -----------    -----------    -----------
STATEMENT OF OPERATION DATA:

Revenues                                            $    54,264    $        --    $        --    $        --
Cost of sales                                            12,759             --             --             --
Gross profit                                             41,505             --             --             --
General and administrative expenses                     749,667        751,340        645,930        112,541
Non-cash stock compensation                                  --             --        248,250             --
Loss on asset impairment                              4,500,000             --             --             --
Operating (loss)                                     (5,208,162)      (751,340)      (894,180)      (112,541)
Interest income                                           5,100             --             --             --
Interest expense                                         (2,603)        (1,457)          (571)        (1,362)
Gain on sale of assets of discontinued operations        53,897             --             --             --
Income taxes (benefit)                                   97,000        145,000             --         34,000
(Loss) before discontinued operations                (5,248,768)      (897,797)      (894,751)      (147,903)
Net income of discontinued operations, net of
     income taxes                                       346,405        572,204             --        153,331
Net (loss)                                          $(4,902,363)   $  (325,593)   $  (894,751)   $     5,428
Net income (loss) per share - basic and diluted     $     (0.12)   $     (0.01)   $     (0.01)   $      0.00

                                                                                  DECEMBER 31,    MARCH 31,
                                                                                      2003           2004
                                                                                  -----------    -----------
BALANCE SHEET DATA:

Cash                                                                              $     9,299    $    97,472
Receivables - trade                                                                    27,132         27,132
Receivables - AIC                                                                     139,752        148,003
     Total current assets                                                             176,183        272,607
Property and equipment                                                                 10,942         22,096
Deposit                                                                                 1,905         18,673
     Total assets                                                                 $   189,030    $   313,376
Accounts payable and accrued expenses                                                 281,968        322,516
Accounts payable -related party                                                        15,368             --
Accrued expenses - related party                                                      510,000        542,968
Notes and interest payable - related party                                             20,443         20,443
Deferred gain                                                                         122,641        122,641
     Total current liabilities                                                        950,420      1,008,568
Common stock                                                                           85,716         91,752
Additional paid-in capital                                                          7,697,969      8,776,132
Deferred stock compensation                                                                --       (123,250)
Stock subscription receivable                                                      (2,800,000)    (2,800,000)
Accumulated (deficit)                                                              (5,745,075)    (6,639,826)
     Total stockholders' equity                                                      (761,390)      (695,192)
     Total liabilities and stockholders' equity                                   $   189,030    $   313,376

                                  RISK FACTORS


           YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK.


                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

           We have historically lost money. Cyco.net has experienced losses from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. In the three months ended March 31, 2004, we had a net loss of $894,751. In the years ended December 31, 2003 and 2002, we had net losses of $4,902,363 and $325,593, respectively. In addition Cyco.net is subject to legal action. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems because historically our operations have not been profitable. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS


           We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowings and sale of common stock from third parties and funds provided by certain officers and directors. We cannot assure you that financing, whether from external sources or related parties, will be available if needed or on favorable terms. We have sufficient funds to continue operations for one month. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. We will need to raise additional capital to fund our anticipated future expansion. Among other things, external financing may be required to cover our operating costs.

THE STANDBY EQUITY DISTRIBUTION AGREEMENT AND CONVERTIBLE DEBENTURES CONTAIN CERTAIN COVENANTS PROHIBITING US FROM RAISING CAPITAL AT LESS THAN THE MARKET PRICE OR PLEDGING ASSETS TO OTHER LENDERS

           The Standby Equity Distribution Agreement and Convertible Debentures contain covenants that restrict the following activities:

           o Raising capital from the sale of stock or other securities convertible into stock at a price less than the market price of Cyco.net's common stock on the date of issuance; or


           o Granting a security interest in Cyco.net's assets, which security interest may be needed in order to obtain borrowings or capital from a lender.


           The existence of these covenants may severely limit Cyco.net's ability to borrow money or raise capital from the sale of stock or convertible securities because any potential lender will likely require collateral in the form of a security interest on Cyco.net's assets to secure a loan and purchasers of our stock or convertible securities may want to pay a discount to the market price of our stock.


WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

           Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the years ended December 31, 2003 and 2002 financial statements, which states that Cyco.net's ability to continue as a going concern depends upon its ability to secure financing and attain profitable operations. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WE ARE SUBJECT TO A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON DECEMBER 31, 2003 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES

           We had a working capital deficit of $735,961 at March 31, 2004, which means that our current liabilities exceeded our current assets on March 31, 2004 by $735,961. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on March 31, 2004 were not sufficient to satisfy all of our current liabilities on that date.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

           There has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

           Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

           o          With a price of less than $5.00 per share;

           o          That are not traded on a "recognized" national exchange;

           o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

           o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

           Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

           Our success largely depends on the efforts and abilities of key executives and consultants, including Richard Urrea, our Chief Executive Officer and President. The loss of the services of Mr. Urrea could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on Mr. Urrea.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS


           Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 91,751,931 shares of common stock outstanding as of May 28, 2004 (assuming no exercise of options), 14,478,386 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 77,273,545 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.


           Upon issuance of the maximum number of shares being registered in this offering, there will be an additional 60,000,000 shares of common stock outstanding. Cyco.net has the ability to register additional shares under the Standby Equity Distribution Agreement by filing a new registration statement. There is essentially no limit on the number of shares that Cyco.net can register. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement and the sale to the investor under the terms of the Standby Equity Distribution Agreement.

           In addition, we have issued options to purchase a total of 1,350,000 shares of our common stock, of which 600,000 shares have an exercise price of $0.10 per share and 750,000 shares have an exercise price of $0.06 per share.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT

           The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is, the more shares of common stock we will have to issue under the Standby Equity Distribution Agreement to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

THE INVESTOR UNDER THE LINE OF CREDIT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

           The common stock to be issued under the Standby Equity Distribution Agreement will be issued at a 1% discount to the volume weighted average price for the 5 days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

           The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 69,513,810 of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

THE SALE OF OUR STOCK UNDER OUR STANDBY EQUITY DISTRIBUTION AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE


           The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock under the Standby Equity Distribution Agreement could encourage short sales by third parties. In a short sale, a prospective seller borrows stock from a shareholder or broker and sells the borrowed stock. The prospective seller hopes that the stock price will decline, at which time the seller can purchase shares at a lower price to repay the lender. The seller profits when the stock price declines because it is purchasing shares at a price lower than the sale price of the borrowed stock. Such sales could place further downward pressure on the price of our common stock by increasing the number of shares being sold.


OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

           Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

           The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT WHEN NEEDED

           We are dependent on external financing to fund our operations. Our financing needs are expected to be provided from the Standby Equity Distribution Agreement, in large part. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because the amount of financing available will fluctuate with the price and volume of our common stock. As the price and volume decline, then the amount of financing available under the Standby Equity Distribution Agreement will decline.


              There are additional restrictions on our ability to request advances under the Standby Equity Distribution Agreement. For example, our ability to request an advance is conditioned upon us registering the shares of common stock with the SEC. Further, we may request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. Even if we request advances the amount of each advance is limited to a maximum draw down of $300,000 every 7 trading days.

                           FORWARD-LOOKING STATEMENTS

FORWARD-LOOKING STATEMENTS

           Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

           This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

           The following table presents information regarding the selling stockholders. A description of each selling shareholder's relationship to Cyco.net and how each selling shareholder acquired or will acquire the shares to be sold in this offering is detailed in the information immediately following this table.


                                                                                     PERCENTAGE
                                                                                          OF
                                                                                     OUTSTANDING
                                                                                      SHARES TO
                                                  PERCENTAGE OF     SHARES TO BE     BE ACQUIRED
                                                   OUTSTANDING     ACQUIRED UNDER     UNDER THE                       PERCENTAGE
                                     SHARES          SHARES          THE STANDBY       STANDBY                         OF SHARES
                                  BENEFICIALLY    BENEFICIALLY         EQUITY           EQUITY       SHARES TO BE    BENEFICIALLY
                                  OWNED BEFORE    OWNED BEFORE      DISTRIBUTION     DISTRIBUTION     SOLD IN THE     OWNED AFTER
       SELLING STOCKHOLDER          OFFERING      OFFERING (1)        AGREEMENT       AGREEMENT        OFFERING       OFFERING(1)
   --------------------------    -------------- ----------------- ---------------- --------------- ---------------- ----------------
                                       SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH CYCO.NET, INC.
Cornell Capital Partners, L.P.     2,443,125(2)          2.6%        60,000,000         39.5%         69,490,000          0.0%

Newbridge Securities Corporation      23,810               *                 --            --             23,810          0.0%
                                   ---------                         ----------                       ----------          ---

TOTAL                              2,466,935                         60,000,000                       69,513,810          0.0%
                                   =========                         ==========                       ==========          ===


----------

*          Less than 1%.


(1) Applicable percentage of ownership is based on 91,751,931 shares of common stock outstanding as of May 28, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of May 28, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of May 28, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.


(2) The 2,443,125 shares of common stock represent 490,000 shares issued as a commitment fee under the Standby Equity Distribution Agreement and 1,953,125 shares that represent the approximate number of shares underlying convertible debentures held by Cornell Capital Partners at an assumed price of $0.35 per share. Because the conversion price will fluctuate based on the market price of our stock, the actual number of shares to be issued upon conversion of the debentures may be higher or lower. We are registering a total of 9,00,000 shares to cover such conversions.


           The following information contains a description of the selling shareholder's relationship to Cyco.net and how the selling shareholder acquired the shares to be sold in this offering. The selling stockholder has not held a position or office, or had any other material relationship, with Cyco.net, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTION WITH CYCO.NET

           o CORNELL CAPITAL PARTNERS, L.P. Cornell Capital Partners, L.P. is the investor under the Standby Equity Distribution Agreement and the holder of convertible debentures. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with Cyco.net Technology. That transaction is explained below:

                      STANDBY EQUITY DISTRIBUTION AGREEMENT. In March 2004, we entered into an Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $20.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay Cyco.net 99% of the volume weighted average price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the Standby Equity Distribution Agreement. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a commitment fee of 490,000 shares of common stock. We are registering 60,490,000 shares in this offering that may be issued under the Standby Equity Distribution Agreement.


                      CONVERTIBLE DEBENTURES. In May 2004, the Company entered into a Secured Debenture Agreement, whereby up to $500,000 of 5% secured, convertible debentures may be issued. On May 7, 2004, the Company received net proceeds of $170,447 after payment of expenses in the amount of $79,553, from the sale of $250,000 worth of debentures. The balance of the debentures will be issued upon effectiveness of the accompanying Registration Statement. The debentures bear interest at 5% per annum and are secured by a security agreement covering substantially all business assets. Principal plus accrued interest are either payable in full two years after the date of issue, or convertible at the Holder's option, into shares of the Company's common stock. The conversion provision entitles the Holder at any time, and from time to time, to convert all or any part of the principal plus accrued interest into the Company's $.001 par value common stock (the "Conversion Shares"), at a per share price equal to the lesser of an amount equal to (i) 120% of the quoted closing bid price of the stock on the date of the debenture agreement, or
                      (ii) 80% of the lowest quoted closing bid price during the five trading days immediately preceding the conversion date. Interest is payable at maturity or conversion, either in cash or shares of the Company's common stock, at the Holder's option. If payment is made in the form of common stock, the value will be calculated based on the quoted closing bid price on the day the payment is due, or the day of payment, if later than the due date.The convertible debentures are secured by all of Cyco.net's assets. In the event the debentures are redeemed, then Cyco.net will issue to Cornell a warrant to purchase 50,000 shares for every $100,000 redeemed. The redemption price of the warrants is equal to 120% of the quoted closing bid price on the date of the agreement. Cyco.net is registering in this offering 9,000,000 shares of common stock underlying the convertible debentures.

                      Newbridge Securities Corporation. Newbridge Securities Corporation is a registered broker-dealer that we engaged to advise us in connection with the Standby Equity Distribution Agreement. Guy Amico makes the investment decisions on behalf of Newbridge Securities Corporation. We paid Newbridge Securities Corporation a fee of 23,810 shares of common stock. Cyco.net is registering these shares in this offering.


THERE ARE CERTAIN RISKS RELATED TO SALES BY CORNELL CAPITAL PARTNERS

           There are certain risks related to sales by Cornell Capital Partners, including:

           o The outstanding shares are issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell is issued shares, the greater chance that Cornell gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

           o To the extent Cornell sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell to sell greater amounts of common stock, the sales of which would further depress the stock price.


           o The significant downward pressure on the price of the common stock as Cornell sells material amounts of common stocks could encourage short sales by others to the extent permitted by applicable law. This could place further downward pressure on the price of the common stock.

                                 USE OF PROCEEDS

           This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 99% of the volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the 5 days immediately following the notice date.

           For illustrative purposes, Cyco.net has set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $50,000 and commitment fees of 5% of the gross proceeds raised under the Standby Equity Distribution Agreement.

USE OF PROCEEDS:                            AMOUNT                    AMOUNT                   AMOUNT                    AMOUNT
--------------------------------------------------- ----------------------------------------------------------------------------
General Working Capital                 $4,700,000                $9,450,000              $14,200,000               $18,500,000
                                        ----------                ----------              -----------               -----------

Total                                   $4,700,000                $9,450,000              $14,200,000               $18,500,000
                                        ==========                ==========              ===========               ===========

                                    DILUTION

           The net tangible book value of Cyco.net as of March 31, 2004 was ($695,192) or ($0.0076) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Cyco.net (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Cyco.net, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $0.35 per share (but does not take into account the exercise of options).

           If we assume that Cyco.net had issued 57,142,857 shares of common stock under the Standby Equity Distribution Agreement at an assumed offering price of $0.35 per share (i.e., the maximum number of shares needed to fully utilize the $20.0 million available under the Standby Equity Distribution Agreement), less commitment fees of $1.0 million and $50,000 of other offering expenses, our net tangible book value as of March 31, 2004 would have been $18,254,808 or $0.1226 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.1302 per share and an immediate dilution to new shareholders of $0.2274 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                                    $0.3500
Net tangible book value per share before this offering               $(0.0076)
Increase attributable to new investors                                 $0.1302
                                                                    ----------
Net tangible book value per share after this offering                                      $0.1226
                                                                                        ----------
Dilution per share to new shareholders                                                     $0.2274
                                                                                        ===========

           The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:


        ASSUMED            NO. OF SHARES TO BE      DILUTION PER SHARE TO NEW
    OFFERING PRICE             ISSUED(1)                    INVESTORS
   ----------------       ---------------------    ----------------------------
        $0.3500                 57,142,857                   $0.2274
        $0.2625                 60,000,000                   $0.1688
        $0.1750                 60,000,000                   $0.1142
        $0.0875                 60,000,000                   $0.0595


----------

(1) This represents the number of shares of common stock that will be registered hereunder in connection with the Standby Equity Distribution Agreement.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT


           SUMMARY. In March 2004, we entered into an Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $20.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 99% of the volume weighted average price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. The volume weighted average price is calculated automatically by Bloomberg, LLC, a reporting service, and is calculated by multiplying number of Cyco.net's shares sold on a given day by the actual sales prices and adding up the totals. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the Standby Equity Distribution Agreement. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received a fee of 23,810 shares of our common stock. Cyco.net is registering 60,490,000 shares of common stock for the Standby Equity Distribution Agreement pursuant to this registration statement. The costs associated with this registration will be borne by us. There are no other significant closing conditions to draws under the Standby Equity Distribution Agreement.

           STANDBY EQUITY DISTRIBUTION AGREEMENT EXPLAINED. Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 7 trading days. A closing will be held 1 trading day after the end of each pricing period at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount. There are no closing conditions for any of the draws other than the written notice and associated correspondence.


           We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $20.0 million or 24 months after the effective date of the accompanying registration statement, whichever occurs first.


           The amount of each advance is limited to a maximum draw down of $300,000 every 7 trading days. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that intends to promptly sell any stock received under the Standby Equity Distribution Agreement.

           There are certain conditions to Cyco.net's right to request an advance. These conditions include:

           o Maintaining Cyco.net's authorization for quotation on the Over-the-Counter Bulletin Board,

           o Having an effective registration statement related to the stock to be issued,

           o The absence of a stop order or other action adversely affecting the registration statement,

           o No events shall have occurred that would require Cyco.net to file a post-effective amendment to the effective registration statement, and

           o The advance will not cause Cornell Capital Partners to beneficially own more than 9.9% of Cyco.net's outstanding common stock.

           Cornell Capital Partners is permitted to terminate the Standby Equity Distribution Agreement if (i) there is a stop order or suspension of the effectiveness of this registration statement for 50 trading days or (ii) Cyco.net fails to materially comply with certain covenants, which include the following:

           o Maintaining a quotation of the common stock on the Over-the-Counter Bulletin Board,

           o          Maintaining Cyco.net's status as public company under
                      Section 12(g) of the Securities Act of 1934,

           o Delivering instructions to the transfer agent to issue shares in connection with an advance notice,

           o Failing to notify Cornell Captial Capital Partners of events impacting the registration of the stock to be issued, including the issuance of a stop order,

           o Issuing stock or convertible securities at a price less than the market price of Cyco.net's common stock on the date of issuance, or

           o Merging or consolidating Cyco.net with another company where the acquiring entity does not assume Cyco.net's obligations under the Standby Equity Distribution Agreement.


           We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at a recent price of $0.35 per share, we would issue 57,142,857 shares of common stock to Cornell Capital Partners, L.P. for gross proceeds of $20.0 million. These shares would represent 38.4% of our outstanding common stock upon issuance.

           Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

           We expect to incur expenses of approximately $50,000 in connection with this registration, consisting primarily of professional fees. In connection with the Standby Equity Distribution Agreement, we paid Cornell Capital Partners a one-time commitment fee of 490,000 shares of common stock. In addition, we issued 23,810 shares of common stock to Newbridge Securities Corporation, a registered broker-dealer, as a placement agent fee.

                              PLAN OF DISTRIBUTION

           The selling stockholders and any of their respective pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

           -- ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

           -- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

           -- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

           -- an exchange distribution in accordance with the rules of the applicable exchange;

           --         privately-negotiated transactions;

           -- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

           --         through the writing of options on the shares;

           --         a combination of any such methods of sale; and

           --         any other method permitted pursuant to applicable law.


           The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.


           The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.


           The selling stockholders or their respective pledgees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. Cornell Capital Partners and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are deemed "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.


           The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholders has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

           If a selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.


           INDEMNIFICATION. We have agreed to indemnify the selling stockholder, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder or their respective pledgees, transferees or other successors in interest, may be required to make in respect of such liabilities. The selling stockholders have agreed to indemnify us against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, including any untrue statement of a material fact contained in this prospectus or an omission to state any material fact necessary to make the statements in this prospectus not misleading.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Cyco.net pursuant to the foregoing, or otherwise, Cyco.net has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

           STATUTORY UNDERWRITER. Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. For so long as Cornell is an "underwriter," Cornell may not sell shares by relying on Rule 144. Cornell Capital Partners will pay us 99% of the volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Standby Equity Distribution Agreement, and received a one-time commitment fee of 490,000 shares of our common stock. The 1% discount, the 5% retention and the one-time commitment fee are underwriting discounts. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 23,810 shares of our common stock.

           Cornell Capital Partners, L.P. was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

           BLUE SKY LAWS. Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

           COSTS OF REGISTRATION. We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $50,000. The offering expenses consist of: a SEC registration fee of $2,818, printing expenses of $1,500, accounting fees of $10,000, legal fees of $25,000 and miscellaneous expenses of $10,682. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

           REGULATION M. The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

           The following information should be read in conjunction with the consolidated financial statements of Cyco.net and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis or Plan of Operation and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements."

PLAN OF OPERATION

           In the next 12 months, Cyco.net plans to pursue sales of its two products; ComSecure(C)Controller and SatSecure(C)Surveillance System by:


           o          Partnering with major integrators.

           o Pursuing product certification and pilot program evaluation contracts.

           o          Continuing funding efforts.

RESULTS OF OPERATIONS

           Effective July 1, 2003, Cyco.net, Inc. sold its tobacco operations to American Indian CigCo, LLC. In conjunction with this sale American Indian CigCo
(AIC) agreed to purchase 2,000,000 shares of the Company's common stock. The purchase price aggregated $3,000,000 in the form of 2 notes payable as follows:
(1) payment for the assets of the business in the form of a note in the amount of $200,000 payable in 12 equal monthly installments of $16,667 commencing on August 1, 2003 and (2) payment for the 2,000,000 common shares is payable in the form of a $2,800,000 note with interest at 7% per annum, on an interest only basis. As of March 31, 2003, AIC is three months in arrears of its payment agreement on the $200,000 note. The interest payments on the $2,800,000 note receivable are due annually commencing on July 31, 2004 and the principal balance is due on July 31, 2008. Accrued interest receivable at March 31, 2004, of $147,000 has not been reflected in the accompanying financial statements, as recognition will occur as proceeds are received.

           Because the sale of the business and the common shares were made to a thinly capitalized entity and significant uncertainties exist related to the collectibility of the amounts due, the gain from the sale of the business will be deferred until such time as the proceeds are collected or until such time as the cash flows from the operating activities of the business sold are sufficient to fund the debt service. The deferred portion of the gain on the sale of the business aggregating $122,641 at March 31, 2004 is reflected as deferred revenue.

           On a go forward basis, revenues and expenses from tobacco sales will be shown as operating results of discontinued operations and are shown separately in the accompanying statements of operations.

           On November 19, 2003, Cyco.net, Inc. purchased Orion Security Systems, Inc.(OSSI), a corporation in the development stage, that provides secure computer network and management solutions, and video surveillance systems via satellite communication. The business combination has been accounted for as a purchase. The results of operations of OSSI have been included in the accompanying financial statements since the effective date of the acquisition.

GOING CONCERN

           The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

           The Company has experienced losses from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the year ended December 31, 2003 and for the three months ended March 31, 2004, the Company incurred net (losses) of ($4,902,363) and ($894,751), respectively. At March 31, 2004, the Company had a working capital (deficit) of ($735,961) and stockholders' (deficit) of ($695,192). The Company's ability to continue as a going concern is contingent upon its ability to secure financing and attain profitable operations. As of March 31, 2004, the Company has yet to achieve profitable operations.

           The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

THREE MONTHS ENDED MARCH 31, 2004 COMPARED WITH THE THREE MONTHS
ENDED MARCH 31, 2003

           There were no sales of OSSI's products in the three months ended March 31, 2004. Revenues and expenses for the same period last year were attributable to the sale of tobacco products and as discussed above have been included in discontinued operations.

           General and administrative expenses for the first quarter ended March 31, 2004 were $645,930 as compared to $112,541 for the same period last year. The increase of approximately $533,389 was primarily due to increases in professional fees of $346,817, (relating primarily to stockholder relations, the Standby Equity Distribution Agreement and consulting fees incurred by the Company's wholly owned subsidiary OSSI), an increase in payroll expense of $138,853 due to the addition of three employees in OSSI, an increase of $35,575 in travel and an increase of $12,144 in utilities, telephone and other miscellaneous expenses. In addition to the general and administrative expenses there was $248,250 of non-cash stock compensation expenses reported for the quarter ended March 31, 2004, to reflect the issuance of shares of the Company's common stock in exchange for services.

           During the three months ended March 31, 2004, the major components of general and administrative expenses were approximately $10,653 in advertising, $198,704 in payroll expenses, $368,820 in professional fees, $8,021 in rent, $793 in depreciation, $39,061 in travel, $6,610 in telephone, $5,554 in general liability insurance and $7,714 in utilities and other miscellaneous expenses.

           During the three months ended March 31, 2003, the major components of general and administrative expenses were approximately $6,200 in advertising, $59,851 in payroll expenses, $22,003 in professional fees, $6,346 in rent, $6,322 in amortization and depreciation, $3,486 in travel, and $8,333 in telephone, utilities and other miscellaneous expenses.

           The Company had a net loss of ($894,751) for the three months ended March 31, 2004, compared to net income of $5,428 for the same period last year. The increase in net loss was primarily attributable to increased expenses and the lack of revenue in the first quarter.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO THE YEAR ENDED DECEMBER 31, 2002

           Revenues for the year ended December 31, 2003 were $54,264 and was attributable to the sale of the Company's SatSecure Surveillance System, one of OSSI's new products. OSSI recognizes revenue upon shipment of the product.

           Cost of goods sold for the year ended December 31, 2003 were $12,759 and was attributable to sales of one of the Company's new products the SatSecure Surveillance System. This resulted in a gross profit of $41,505.

           General and administrative expenses for the year ended December 31, 2003 were $749,667, which primarily consisted of $10,060 in advertising, $456,588 in payroll expenses, $197,277 in professional fees, $15,666 in rent, $11,012 in amortization and depreciation, $12,500 for website maintenance, $12,232 in travel expense and $34,332 in miscellaneous other expenses.

           General and administrative expenses for the year ended December 31, 2002 were $751,340. During the year ended December 31, 2002, the major components of general and administrative expenses consisted of approximately $30,969 in advertising, $406,479 in payroll (including $150,000 in non-cash stock compensation and the conversion of amounts due from related parties into compensation of $24,706), $50,241 in professional fees, $25,906 in rent, $27,299 in amortization and depreciation, $141,889 in finance costs (including the write-off of offering costs of $107,689 and the change in terms of a warrant of $34,200), $12,991 for website maintenance, $9,783 in travel expense and $45,783 in miscellaneous other expenses.

           During the year ended December 31, 2003, the Company recorded a loss on asset impairment related to the purchase of OSSI, as discussed above, in the amount of $4,500,000, which was charged to operations.

           Cyco.net had an operating loss of $5,208,162 for the 12 months ended December 31, 2003 compared to $751,340 in the comparable period in the prior year. This increase is primarily attributable to the loss on asset impairment related to the purchase of OSSI.

           The Company recognized $53,897 of the gain on discontinued operations during the year ended December 31, 2003. As discussed above, the balance of the gain of $122,641 will be recognized as the payments on the $200,000 current receivable from American Indian Cigco have been received.

           Net income from discontinued operations for the year ended December 31, 2003 and 2002 were $346,405 and $572,204, respectively. This relates primarily to Cyco.net's former cigarette business that was sold in July 2003.

           Cyco.net had a net loss for the year ended December 31, 2003 of $4,902,363, compared to a net loss of $325,593 for the same period last year. This increase in net loss is primarily attributable to the loss of asset impairment described above.

FINANCIAL RESOURCES AND LIQUIDITY

           For the quarter ended March 31, 2004, cash used in operations was $359,127, cash used in investing activities was $11,949, and cash provided by financing activities was $459,249. This resulted in a net increase in cash of $88,173 in the quarter ended March 31, 2004. Cyco.net had cash-on-hand of $97,472 as of March 31, 2004.

           Cyco.net's primary need for cash during the next 12 months are to satisfy current liabilities of $1,008,568, as well as to support Cyco.net's current operations. Cyco.net's current operations are expected to be $170,000 per month, including payroll, rent, utilities and litigation costs. Cyco.net in the next twelve months expects to receive the balance of $148,003 of the current receivable from AIC and hopes to attain profitable operations through its SatSecure System and ComSecure Controller sales. However, Cyco.net will need to raise additional capital to finance growth. Such capital is expected to come from the sale of securities, including the sale of common stock under the Standby Equity Distribution Agreement.

           In March 2004, Cyco.net entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP. This agreement replaces the Standby Equity Distribution Agreement entered into in September 2001. Pursuant to this agreement, Cyco.net may, at its discretion for up to 2 years, periodically issue and sell shares of common stock for a total purchase price of $20.0 million. If Cyco.net requests an advance under the Standby Equity Distribution Agreement, Cornell Capital Partners, L.P. will purchase shares of common stock for 99% of the volume weighted average price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners, L.P. intends to sell any shares purchased under the Standby Equity Distribution Agreement at the market price. The effectiveness of the sale of the shares under the Standby Equity Distribution Agreement is conditioned upon Cyco.net registering the shares of common stock with the Securities and Exchange Commission.

           Subsequent to March 31, 2004, the Company entered into a Secured Debenture Agreement, whereby up to $500,000 of 5% secured, convertible debentures may be issued. On May 7, 2004, the Company received net proceeds of $170,447 after payment of expenses in the amount of $79,553, from the sale of $250,000 worth of debentures.

RECENT SALES OF UNREGISTERED SECURITIES


           In May 2004, the Company entered into a Secured Debenture Agreement, whereby up to $500,000 of 5% secured, convertible debentures may be issued. On May 7, 2004, the Company received net proceeds of $170,447 after payment of expenses in the amount of $79,553, from the sale of $250,000 worth of debentures. The balance of the debentures will be issued upon effectiveness of the accompanying registration statement. The debentures bear interest at 5% per annum and are secured by a security agreement covering substantially all business assets. Principal plus accrued interest are either payable in full two years after the date of issue, or convertible at the Holder's option, into shares of the Company's common stock. The conversion provision entitles the Holder at any time, and from time to time, to convert all or any part of the principal plus accrued interest into the Company's $.001 par value common stock (the "Conversion Shares"), at a per share price equal to the lesser of an amount equal to (i) 120% of the quoted closing bid price of the stock on the date of the debenture agreement, or (ii) 80% of the lowest quoted closing bid price during the five trading days immediately preceding the conversion date. Interest is payable at maturity or conversion, either in cash or shares of the Company's common stock, at the Holder's option. If payment is made in the form of common stock, the value will be calculated based on the quoted closing bid price on the day the payment is due, or the day of payment, if later than the due date. The convertible debentures are secured by all of Cyco.net's assets. In the event the debentures are redeemed, then Cyco.net will issue to Cornell a warrant to purchase 50,000 shares for every $100,000 redeemed.

           During the quarter ended March 31, 2004, the Company issued 4,550,000 shares of common stock for cash consideration of $467,500. An additional 975,000 shares were issued in exchange for services valued at $371,500, the fair market value of the shares on the date the Company agreed to issue the stock. Of these shares, $123,250 is reflected as deferred stock compensation as of March 31, 2004.

           On March 23, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, pursuant to which the Company may, at its discretion, periodically issue and sell to Cornell, up to $20,000,000 of the Company's common stock. This agreement replaces the agreement entered into as of September 2001. Upon the execution of the Standby Agreement, the Company agreed to issue 490,000 shares of its common stock to Cornell, plus an additional $10,000 worth of the Company's common stock to Newbridge Securities Corporation, as a placement fee, per the Placement Agent Agreement, valued at the fair market value of the stock as of the date of execution of the agreement. As of March 31, 2004, the Company has issued 510,833 shares with an aggregate value of $255,200 in connection with this agreement.


           In January and February 2004, Cyco.net issued a total of 5,525,000 shares of common stock for cash and services. Common stock totaling 4,550,000 shares were issued to various investors for cash aggregating $467,500 and common stock totaling 975,000 shares valued at $371,500 were issued to various service providers in lieu of cash for services.


           On November 19, 2003, Cyco.net, Inc. purchased all of the outstanding common stock of Orion Security Services, Inc. ("OSSI"), a Wisconsin corporation. In the stock for stock purchase, Cyco.net, Inc. issued 50,000,000 shares of common stock in exchange for all of the issued and outstanding common stock of Orion Security Services, Inc.

           Cyco.net acquired the stock of OSSI from the following people in exchange for the number of shares of Cyco.net's common stock set forth opposite their names:

Name:                                      No. of Shares:
-----                                      --------------
Robert V. Demson                           26,000,000
Francisco Urrea, Jr.                       20,000,000
Paul B. Goldberg                           1,800,000
Harry A. Montefusco                        1,800,000
John F. Morrison                           400,000


           In October 2003, Cyco.net issued 1,000,000 shares of common stock to Francisco Urrea, Jr., a director, for consulting fees.

           Effective July 1, 2003, Cyco.net agreed to sell its Internet tobacco products business to American CigCo, LLC. In conjunction with this sale, American CigCo agreed to purchase 2,000,000 shares of Cyco.net's common stock for $2,800,000 payable in the form of a promissory note bearing interest at 7% per year. Interest payments are due annually commencing July 31, 2004 and the principal is due July 31, 2008.

           In August 2002, Cyco.net issued a total of 5,000,000 shares of common stock valued at $150,000 as follows: 1,000,000 shares each to Richard Urrea, Daniel Urrea, Brent Wolford, Lynnette Budagher and Trey Urrea.

           In August 2001, Cyco.net entered into the Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. pursuant to which it may issue up to 40,000,000 shares of common stock at an 18% discount to the prevailing marketprice of the common stock. In August 2001, Cyco.net issued 500,000 shares of common stock to Persia Consulting Group for consulting services valued at $28,000 or $0.06 per share. Cyco.net also issued 50,000 shares of common stock to David Gonzalez for consulting services valued at $2,800 or $0.06 per share. Cyco.net issued options to Lynnette Budagher to purchase 750,000 shares of common stock at an exercise price of $0.06 per share.

           In April 2001, Cyco.net issued 3,500,000 shares of common stock valued at $70,000, one-half to Richard Urrea and one-half to Daniel Urrea. Cyco.net also issued 500,000 shares of common stock valued at $10,000 to Brent Wolford as compensation for enhancements made to its website.


           All of the above offerings and sales were deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Achievement Tec or executive officers of Achievement Tec, and transfer was restricted by Achievement Tec in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.


RECENT ACCOUNTING PRONOUNCEMENTS

           In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 changes the accounting guidance for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity by now requiring those instruments to be classified as liabilities (or assets in some circumstances) on the balance sheet. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 in the first quarter of fiscal 2004 did not have a material impact on Cyco.net's financial position, results of operations or cash flows.

           In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS 149 amends SFAS 133 to clarify the definition of a derivative and incorporate many of the implementation issues cleared as a result of the Derivatives Implementation Group process. This statement is effective for contracts entered into or modified after June 30, 2003, and should be applied prospectively after that date. The adoption of SFAS 149 is not expected to have a material effect on the financial statements.

           In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS 148 "Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of SFAS 123." SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation from the intrinsic value-based method of accounting prescribed by APB 25. As allowed by SFAS 123, Cyco.net has elected to continue to apply the intrinsic value-based method of accounting, and has adopted the disclosure requirements of SFAS 123. Cyco.net currently does not anticipate adopting the provisions of SFAS 148.

           In July 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 provides new guidance on the recognition of costs associated with exit or disposal activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. SFAS 146 supercedes previous accounting guidance provided by the EITF Issue 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." EITF Issue 94-3 required recognition of costs at the date of commitment to an exit or disposal plan. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Early application is permitted. The adoption of SFAS 146 by Cyco.net is not expected to have a material impact on Cyco.net's financial position, results of operations, or cash flows.

           In April 2002, the FASB issued SFAS 145, "Rescission of FASB Statements 4, 44, and 64, Amendment of FASB Statement 13, and Technical Corrections." Among other things, this statement rescinds FASB Statement 4, "Reporting Gains and Losses from Extinguishment of Debt" which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," will now be used to classify those gains and losses. The provisions of SFAS 145 related to the classification of debt extinguishment are effective for years beginning after May 15, 2002. The adoption of SFAS 145 by Cyco.net is not expected to have a material impact on Cyco.net's financial position, results of operations, or cash flows.

CRITICAL ACCOUNTING POLICIES

           Cyco's consolidated financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("GAAP"). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

           Our significant accounting policies are summarized in Note 1 of our consolidated financial statements. While all these significant accounting policies impact its financial condition and results of operations, Cyco.net views certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on Cyco.net's consolidated financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

           Our critical accounting policies are organization, revenue recognition, and deferred offering costs.

           ORGANIZATION. Cyco.Net, Inc., a Nevada corporation, operates through its wholly owned subsidiaries, Cyco.net Inc. and Orion Security Systems, Inc. Cyco.net's primary line of business was the sale of cigarettes through three websites to customers in the United States of America. Effective July 1, 2003, Cyco.net sold its internet tobacco products division.

           On November 19, 2003, Cyco.net purchased all of the outstanding common stock of Orion Security Systems, Inc. ("OSSI"), a Wisconsin corporation whose primary line of business is the sale of its ComSecure Controller and its SatSecure Surveillance System, which is designed to provide bi-directional video, audio, data and alarm transfer between a wide variety of locations, including but not limited to land based positions, airborn aircraft, ships at sea, and a command and control.

           REVENUE RECOGNITION. Prior to July 1, 2003, Cyco.net's sole source of revenue was the sale of cigarettes through its primary website (cyco.net), which has been designed as an "e-zine", and two ancillary websites (cycocigs.com and aabakismokes.com). The terms of sale were FOB shipping point and Cyco.net recorded revenue from cigarette sales when the product shipped. Effective July 1, 2003, Cyco.net sold its internet tobacco products division, accordingly revenues and costs associated with the internet tobacco products division are presented as discontinued operations.

           Effective November 19, 2003, Cyco.net's sole source of revenue is the sale of the ComSecure(C) Controller and SatSecure(C) Surveillance System discussed above. The terms of sale are FOB shipping point and Cyco.net records revenue when the product is shipped.

           DEFERRED OFFERING COSTS. Cyco.net defers costs associated with the raising of capital until such time as the offering is completed, at which time the costs are charged against the capital raised. Should the offering be terminated the costs are charged to operations during the period when the offering is terminated.

                             DESCRIPTION OF BUSINESS

OVERVIEW

           Cyco.net, Inc. is the successor corporation to AVE, Inc. Cyco.net was an e-commerce business until July of 2003 when it sold the assets of its cigarette e-tail business. This decision was made after several states filed civil lawsuits against the New Mexico subsidiary involved in the sale of cigarettes over the internet. Cyco.net's management felt that although Cyco.net had legal ground to stand on it would be much to costly to defend in a court of law. Cyco.net chose to pursue other business opportunities and on November 19, 2003, Cyco.net, Inc. purchased all of the outstanding common stock of Orion Security Services, Inc., a Wisconsin corporation, in a stock for stock purchase.

CORE BUSINESS

           Cyco.net, Inc. through its wholly owned subsidiary Orion Security Services, Inc. ("OSSI") provides secure computer network and management solutions and video surveillance systems via satellite communication. OSSI is a development stage company.


           OSSI's operations are in Oakton, Virginia and was organized to deliver two products; a new network security and management control system, OSSI ComSecure(C) Controller and manned or unmanned, mobile video-voice-data and alarm transfer surveillance system, OSSI SatSecure(C) Surveillance System.


OSSI COMSECURE(C) CONTROLLER


           Cyco.net, Inc. through its wholly owned subsidiary Orion Security Services, Inc. ("OSSI") provides two products.

           OSSI's first product is a computer security device that we call the ComSecure(C) Controller. This device provides similar functions in a computer network that would normally be provided by a router and firewall. As such, this device routes network traffic and defends against intruders and possible computer viruses into secure networks. The ComSecure(C) Controller is designed to give a global network enterprise full control of all traffic, devices and subscribers within an IP network. With Internet inspired threats on the increase, government and commercial enterprises are able to now gain full control of their IT infrastructure, maximizing network performance and simultaneously offering an enhanced user experience. This all-in-one rack mount device changes the way network security and management is accomplished by managing what goes on both inside and outside the network, by eliminating damaging content from ever entering the network and by automating tasks for enhanced network performance.


           By managing and inspecting every IP packet, through all 7 layers traversing the network, ComSecure(C) Controller will never allow IP packets containing unauthorized or malicious code to penetrate an enterprise.

           The ComSecure(C) Controller breaks the network processing bottleneck and increases total performance by executing tasks previously performed by firewalls and routers, and by eliminating the need for additional control boxes such as authentication servers, packet shapers, monitoring devices, intrusion detection and protection servers and access control systems.

           Cyco.net is focused on two markets, consisting of public and private sectors. Cyco.net is working to establish relationships with key departments and agencies within the U.S. Government where the ComSecure(C) Controller is deemed of strategic value and with integrator partners that control the delivery mechanisms to government and commercial clients.

           The ComSecure(C) Controller is a patent pending complete network control device designed to give the administrator full control of all traffic, devices and subscribers in an IP network.

OSSI SATSECURE(C) SURVEILLANCE SYSTEM


           OSSI's second product is a video surveillance system that we call the SatSecure(C) Surveillance System. This device includes video and data transmitters that can be monitored in real time in remote locations. The video and data transmissions are sent by satellite or other communications mediums from the field to the monitoring base. For example, a video and data transmitter may be placed on an airplane so that ground control can monitor activities on the airplane. OSSI has introduced a surveillance technology in a rugged transceiver board-level design that delivers bi-directional video, audio, alarm/sensor and data transfer between virtually any two locations on earth with exceptional quality in limited bandwidth environments from 9.6 to 384 KBPS. The SatSecure(C) Surveillance System can use a variety of communication channels such as ISDN, IP, PSTN (Public Switched Telephone Networks), INMARSAT SatPhones (64 KBPS) and GSM phones (9.6 KBPS) to transfer and remotely control video, audio, alarm/sensor and data between two units at different locations.


           Cyco.net believes that the versatile nature of its products lends itself to several markets, including law enforcement, aviation, telemedicine, shipping, exploration, public transportation, construction, retail, power plants, civilian and military government and state and local "First Responder" activities. All these markets have a requirement for surveillance and collaborative communication capability with the added back-up communication component of satellite transmission.

SOURCES OF SUPPLY

           Cyco.net expects to contract with third party manufacturers to produce the ComSecure and SatSecure products.

INDUSTRY

           Cyco.net will be entering the highly competitive industry of computer network security with the ComSecure(C) Network Controller. Currently there are several options for protecting a secure computer network. Most are comprised of a group of components that collectively form a barrier between networks, commonly referred to as Firewalls. Firewalls, which are not standardized, usually consist of several layers of applications and hardware that work to ensure that no single point of vulnerability exists. Firewalls often consist of a bastion host, Proxy servers, packet screening tools, multiple routers, a "demilitarized zone", Virus Detection and Intrusion Detection Devices. Currently there are several large corporations that provide these services to the market, including Cisco Systems, Nortel Networks, Check Point Software, and IBM.

COMPETITION

           Our competitors have substantially greater resources that we do, and a large market presence. These companies also have name and brand recognition which often implies reliability to the customer. Currently, most network security platforms are made up of several different devices and software, which are often manufactured by different companies. This translates into customers having compatibility issues, and or the exclusion of one or more levels of protection which will ultimately leave their network vulnerable to attack. The ComSecure(C) Controller breaks the network processing bottleneck and increases total performance by executing tasks previously performed by firewalls and routers, and by eliminating the need for additional control boxes such as authentication servers, packet shapers, monitoring devices, intrusion detection and protection servers and access control systems. This all in one system results in a smaller footprint, increased performance and capability and a significantly lower cost of ownership.

           Cyco.net has not been able to identify any direct competitors with the SatSecure Viewer. Many companies sell some of the individual parts that make up the SatSecure, such as satellite phones, and remote cameras, but the closest competition is a company in Europe called the AVS-RIO. The AVS-RIO system is a remote surveillance system that transmits its signal via cable TV systems; the system must be employed in an area with access to cable TV. The SatSecure system uses satellites to communicate; the SatSecure system can be deployed anywhere in the world that is covered by communication satellites.

GOVERNMENT REGULATION

           Cyco.net does not know of any government regulations concerning either of its products.

EMPLOYEES

           Cyco.net, Inc. currently has three full-time employees and OSSI, Inc. currently has four full-time employees.


COMPANY HISTORY

           Cyco.net is the successor to Deluxe Onyx Company, a company incorporated in 1921 and which produced motion pictures. In 1987, Deluxe Onyx Company changed its name to Walsh Communications Group, Inc and moved its domicile to Nevada. On May 4, 1990, its name was changed to AVE, Inc. AVE, Inc. was inactive from 1990 to April 1997 when it began to seek to acquire an operating business. In December 1997, AVE, Inc. acquired Digital Manufacturing Inc. in a reverse merger. Digital Manufacturing Inc. produced an antenna that could be re-engineered to operate in the home satellite frequency spectrum. In February 1999, AVE, Inc. sold its antenna business.

           On July 22, 1999, AVE, Inc. acquired Cyco.net, Inc. of Albuquerque, New Mexico in a transaction accounted for as a recapitalization of Cyco.net, Inc. Cyco.net was established in December 1998 to develop a network of web-based companies. Under the terms of the agreement, AVE, Inc. changed its name to Cyco.net, Inc. Mr. R. Gene Klawetter, former Chairman and CEO of AVE, Inc. became a director of Cyco.net, Inc. George Sullivan, former AVE Vice President of Operations resigned, as did Henri Hornby, former Director of AVE, Inc. In the transaction, Cyco.net, Inc. shareholders received 2.08 shares of AVE (now Cyco.net) for each share of Cyco.net, Inc. stock. This provided the former AVE shareholders with 15% ownership interest in the surviving company and Cyco.net shareholders with 85% ownership interest of the surviving company.

                                   MANAGEMENT

           Cyco.net's present directors and executive officers are as follows:

     NAME                    AGE      POSITION
     --------------------  ------     ----------------------------------------
     Richard Urrea           39       Chief Executive Officer and President
     Daniel Urrea            32       Chief Financial Officer
     Francisco Urrea, Jr.    74       Director
     Robert V. Demson        50       Chief Operating Officer of OSSI



           The following is a brief description of the background of the directors and executive officers of Cyco.net.

           RICHARD URREA has been President and Chief Executive Officer of Cyco.net, Inc. since inception in January 1999. He served as President of Sycom International, Inc. from 1997 to 1999. Sycom is a data communications company. Mr. Urrea led Cyco.net from start up through national marketing plan and implementation of its manufacturing plan. Cyco.net currently manufactures its products and markets them throughout the U.S. and is in the process expanding into foreign markets. From 1996 to 1997, Mr. Urrea was President of Klaire International Ltd., an export company distributing automotive parts in Mexico. From 1995-1996, Mr. Urrea served as the managing member of Toltec Fruit, L.C., a limited liability company involved in the importation of fruit into the United States from Mexico and South America. From 1993 to 1995, Mr. Urrea worked on the development and marketing plan for Septima Enterprises Inc. From 1991 to 1993, Mr. Urrea managed the Albuquerque Office of White Discount Securities. In 1990, Mr. Urrea was contract administrator for Foresight, Inc., an Albuquerque, laser-optics, government contractor. In 1989, Mr. Urrea served as marketing director for HDI System, Inc. where he devised and implemented an international marketing plan for an ignition system for marine application. In 1985 and 1986, Mr. Urrea owned and operated Shannon Euro Motorcars, a European automobile importing and maintenance company. Mr. Urrea sold the business in 1986 to attend Baylor University. Mr. Urrea received his Bachelor of Business Administration in Marketing and Business Broadcasting from Baylor University's Hankammer School of Business in 1989.

           FRANCISCO URREA, JR. has served on the Board of Directors of Cyco.net, Inc. since inception in January 1999. Mr. Urrea was the founder of several public companies including Diagnostek, Inc., a prescription benefits management and hospital pharmacy management company (New York Stock Exchange), Nuclear Pharmacy Incorporated, a centralized radiopharmacuetical company servicing several hundred hospitals throughout the United States (NASDAQ), Summa Medical Corporation, a research and development company (American Stock Exchange), Septima Enterprises, Inc., a company that has developed a high voltage automotive ignition system (NASDAQ Bulletin Board) and Advanced Optics Electronics, Inc., a company developing a high-intensity, flat- panel display (NASDAQ Bulletin Board). Mr. Urrea served as Chairman of the Board of Directors of Nuclear Pharmacy Incorporated from 1974 until 1982. Mr. Urrea served as Chairman of the Board of Summa Medical Corporation from 1978 until 1990, as President from 1978 through April 1982 and as President again from October 1986 through February 1990. Mr. Urrea served as Chairman of the Board of Directors of Diagnostek from 1983 through 1985. Mr. Urrea also was a director of Septima Enterprises and served as president from 1988 through 1992. Mr. Urrea has served as Vice Chairman of the New Mexico State Investment Council, Chairman of the New Mexico Game and Fish Department, Commissioner of the New Mexico State Racing Commission, Member of the New Mexico Industrial Development Commission, Member of the New Mexico Foreign Trade and Investment Council, and Member of the United States Department of Commerce's Biotechnology Advisory Committee. Mr. Urrea graduated from Saint Mary's High School in 1949 after which he served two years in the United States Navy during the Korean War. He is currently Chairman of the Board of Directors of Klaire International, Ltd., a company holding the exclusive distribution rights in Mexico for a patented automotive ignition product developed in the United States by Septima Enterprises, Inc.

           DANIEL URREA has been Chief Financial Officer with Cyco.net since inception in January 1999. Prior to his involvement with the Cyco.net, Mr. Urrea worked with Sycom International, manufacturer and distributor of Radio Telemetry Units. During that time Mr. Urrea was responsible for the maintenance of the accounting records for Cyco.net, and was instrumental in the development of Cyco.net's business plan. Before this, Mr. Urrea worked for Klaire International, an exporter of automotive accessories to Mexico, in the same capacity. From January 1996 thorough August 1996 Mr. Urrea worked with Equinox International, an international marketing and distribution company, where he was involved in sales and talent recruiting activities. In the Spring of 1995, Mr. Urrea received a Bachelors in Business Administration with a concentration in Finance from the Anderson Schools of Management at the University of New Mexico. Mr. Urrea has also spent several months out of the country where he studied business and other cultures.

           ROBERT V. DEMSON has been President and Chief Operating Officer with OSSI since 2002. From 2000 to 2002, he worked for Baltimore Technologies as Director of Federal Sales. He was responsible for the Sales and Marketing of Cyco.net's access control/privilege management, PKI tool kit suite, digital certificate and digital signature products and services to the Federal Government and the integrators controlling major Information Assurance programs. From 1996 to 2000, Mr. Demson worked for Datacard Group as Vice President of the Government Solutions Group. He directed the federal, state and provincial government sales and marketing team for the US and Canada delivering Cyco.net's critical secure identity network systems and technologies such as secure drivers license systems, electronic benefits transaction solutions, smart cards, biometrics and digital imaging to government clients. Offerings include the world's premier family of identity software and the largest family of plastic card issuance printers. Applications included employee and student ID programs, as well as national ID, healthcare, driver's license and passport programs. He successfully executed the North American strategic government sales plan leading to government contracts for systems, services and maintenance exceeding $100,000,000 over five years.

FAMILY RELATIONSHIPS

           Richard Urrea, our President and Chief Executive Officer, is the son of Francisco Urrea, Jr., one of our Directors, and the brother of Daniel Urrea, our Chief Financial Officer.


COMMITTEES

           Cyco.net's Board of Directors serves as the audit committee. The Board of Directors does not have a "financial expert" due to the lack of capital needed to attract a qualified expert.

CODE OF ETHICS

           On April 8, 2004, the Board of Directors of Cyco.net adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. This Code of Ethics has been filed with the Securities and Exchange Commission as an Exhibit to this Form 10-KSB.

ITEM 10.  EXECUTIVE COMPENSATION

           The following table shows all the cash compensation paid by Cyco.net, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2003, 2002 and 2001 to Cyco.net's three highest paid executive officers. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to these executive officers during these fiscal years. Except as indicated below, no executive officer earned a total annual salary and bonus for any of these years in excess of $100,000.

                                               ANNUAL COMPENSATION
                              -----------------------------------------------------


                                                                         OTHER
                                                                         ANNUAL
NAME AND                                      SALARY      BONUS       COMPENSATION
PRINCIPAL POSITION             YEAR            ($)         ($)             ($)
------------------             ----            ---         ---             ---
Richard Urrea,
Chief Executive Officer        2003           $42,100   $75,000(4)         --

And President                  2002          $110,750           --         --
                               2001           $75,600           --         --

Daniel Urrea,                  2003           $30,333   $75,000(4)         --
Chief Financial Officer        2002           $57,822           --         --
And Secretary/Treasurer        2001           $40,000           --         --

Robert V Demson,               2003       $156,000(3)           --         --
Chief Operating Officer OSSI   2002        $54,000(3)           --         --

                                       LONG-TERM COMPENSATION
                              ---------------------------------------
                                        AWARDS             PAYOUTS
                              -------------------------  ------------
                              RESTRICTED
                                 STOCK         OPTIONS/     LTIP        ALL OTHER
NAME AND                        AWARD(S)         SARS      PAYOUTS     COMPENSATION
PRINCIPAL POSITION                ($)             (#)        ($)            ($)
------------------                ---             ---        ---            ---
Richard Urrea,
Chief Executive Officer            --             --          --                 --

And President                  $30,000(1)         --          --                 --
                               $35,000(2)         --          --                 --

Daniel Urrea,                          --         --          --                 --
Chief Financial Officer        $30,000(1)         --          --                 --
And Secretary/Treasurer        $35,000(2)         --          --                 --

Robert V Demson,                       --         --          --                 --
Chief Operating Officer OSSI           --         --          --                 --

----------

           (1) These represent 1,000,000 shares of common stock issued to each of Richard Urrea and Daniel Urrea. These shares were valued at $0.03 per share on the date of grant.

           (2) These represent 1,750,000 shares of common stock issued to each of Richard Urrea and Daniel Urrea. These shares were valued at $0.03 per share on the date of grant.

           (3) During the years ended December 31, 2003 and 2002, Robert Demson's salary was accrued. Mr. Demson's salary is currently $225,000 per year.


           (4) A bonus of $75,000 each was accrued for Richard Urrea and Daniel Urrea for reduced salaries paid in the year ended December 31, 2003.

EMPLOYMENT AGREEMENTS

           Effective January 1, 2004, Cyco.net entered into a 5-year employment agreement with Richard Urrea. Mr. Urrea is employed as the President and Chief Executive Officer of Cyco.net. Mr. Urrea's annual salary is $120,000. Mr. Urrea is also entitled to discretionary bonuses to be determined by Cyco.net's board of directors and the use of a Company car.

           Effective January 1, 2004, Cyco.net entered into a 5-year employment agreement with Daniel Urrea. Mr. Urrea is employed as the Chief Financial Officer of Cyco.net. Mr. Urrea's annual salary is $90,000. Mr. Urrea is also entitled to discretionary bonuses to be determined by Cyco.net's board of directors and the use of a Company car.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN

           The following table sets forth the securities that have been authorized under equity compensation plans as of December 31, 2003.

                                                                                                              NUMBER
                                                                                                           OF SECURITIES
                                                                    NUMBER                              REMAINING AVAILABLE
                                                                OF SECURITIES      WEIGHTED-AVERAGE     FOR FUTURE ISSUANCE
                                                                 TO BE ISSUED       EXERCISE PRICE         UNDER EQUITY
                                                                UPON EXERCISE       OF OUTSTANDING      COMPENSATION PLANS
                                                                OF OUTSTANDING         OPTIONS,        (EXCLUDING SECURITIES
                                                              OPTIONS, WARRANTS      WARRANTS AND            REFLECTED
                                                                  AND RIGHTS            RIGHTS            IN COLUMN (A))
                                                             -------------------   -----------------   ----------------------
                                                                     (A)                 (B)                    (C)
                                                             -------------------   -----------------   ----------------------
Equity compensation plans approved by security holders                 1,350,000               $0.08                2,650,000

Equity compensation plans not approved by security holders                     0                  $0                        0

TOTAL                                                                  1,350,000               $0.08                2,650,000


No options have been granted to the named officers and directors.

                             DESCRIPTION OF PROPERTY

     On April 1, 2004, Cyco.net moved its executive offices to 400 Gold SW, Suite 1000, Albuquerque, NM 87102. Cyco.net entered into a two-year lease contract with a monthly basic lease payment of $1,400. Rent expense for the year ended December 31, 2003 was $15,666. On January 28, 2004, Cyco.net entered into a thirty-nine month lease contract for the operations of OSSI at 8280 Greensboro Dr, McLean VA 22102. The basic monthly lease payment is $5,590.

                                LEGAL PROCEEDINGS

           On January 28, 2003, the Company was named in a civil suit filed by the City of New York as one of approximately a dozen defendants who engaged in the business of internet on-line cigarette sales. The suit alleges that the Company failed to report the names and addresses of its customers to taxing authorities. The extent of the City's damages is to be determined at trial.

           On April 1, 2003, the State of California filed a civil action in the Superior Court of California, County of San Diego, against the Company's subsidiary, alleging sales of cigarettes to minors, deceptive failure to file Jenkins Act reports and inform California consumers that they are required to pay sales taxes to California. Based on these factual assertions, the suit's three counts allege false or misleading advertising under California Business and Profession Code 17500: failure to notify California purchasers of their obligations under California Revenue and Business and Professions Code 17200. The suit seeks injunctive relief and assessment of civil penalties of $2,500 for each violation, amounting to no less than $100,000, plus costs and attorneys' fees. The case has been consolidated with several other pending suits against other online tobacco retailers.

           On April 1, 2003, the State of Washington filed a civil action in the State of Washington, King County Superior Court against the Company's subsidiary alleging sales of cigarettes to minors, deceptive failure to file Jenkins Act reports and inform Washington consumers that they are required to pay sales taxes to the Sate of Washington. Based on the factual assertions, the suit's four counts allege unfair business practice, unfair method of compensation and misrepresentation. The suit sought injunctive relief restraining Cyco.net, Inc. from continuing to engage in unlawful conduct, restitution to consumers and civil penalties of up to $2,000 per violation, plus attorneys' fees and costs. In March of 2004, the parties agreed to settle for $10,000, which funds were released from escrow on April 15, 2004.

           On April 1, 2003, the State of Oregon filed a civil action in the State of Oregon, Marion County against the Company's subsidiary alleging the sale of one carton of cigarettes to a minor using her mother's name and credit card, in violation of State Unlawful Trade Practices Act. The suit sought to enjoin the Company from doing business in Oregon, and was settled out of court in the fall of 2003.

           On July 10, 2003, the State of Vermont, filed a civil action in Chittenden County against the Company's subsidiary, alleging the sale of cigarettes to a minor in violation of seven Vermont Statutes, deceptive failure to file Jenkins Act reports and inform the Vermont consumers they are required to pay Vermont sales taxes. The suit seeks to enjoin the Company from doing business in the State of Vermont, pay civil damages of up to $10,000 for each sale to a minor, plus attorney's fees and expenses.

           During 2003, the State District Court of Travis County, Texas alleged that the Company did not take effective measures to prevent the sale of tobacco products to minors, in violation of the Texas Deceptive Trade Practices - Consumer Protection Act. Settlement negotiations are ongoing.

           In the remaining cases, the Company has contested the allegations and believes it has meritorious defenses in each case. It is uncertain what affect the Company's sale of its Internet tobacco products will have on the pending lawsuits. Outside counsel for the Company has advised that at this stage in the proceedings they cannot offer an opinion as to the probable outcome of the cases.

                             PRINCIPAL STOCKHOLDERS

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

           The following table sets forth, as of May 28, 2004, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.

                                                             COMMON STOCK
                                                          BENEFICIALLY OWNED
                                                       ------------------------
NAME/ADDRESS                                             NUMBER      PERCENT(1)
--------------------------------------------------     ----------   -----------
Robert V Demson                                        26,000,000       28.3%
11702 Saddle Crescent Circle
Oakton, VA 22124

Mathew Urrea - Tres Santos Limited Partnership(2)      10,000,000       10.9%
7850 Jefferson NE Suite 140
Albuquerque, NM 87109

Mathew Urrea - Urrea Family Limited Partnership(2)      8,000,000       8.7%
7850 Jefferson NE Suite 140
Albuquerque, NM 87109

Daniel Urrea                                            5,046,000       5.5%
3009 Charleston NE
Albuquerque, NM 87110

Richard Urrea                                           4,721,000       5.1%
600 Alcalde SW #4D
Albuquerque, NM 87104

Francisco Urrea Jr.                                     3,709,000       4.0%
3009 Charleston NE
Albuquerque, NM 87110

All Officers and Directors                              39,476,000     43.0%


----------

     (1) Applicable percentage of ownership is based on 91,751,931 shares of common stock outstanding as of May 28, 2004, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of May 28, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The common stock is the only outstanding class of equity securities of Cyco.net.

     (2) Mathew Urrea is the Trustee for and has beneficial ownership of the common stock held by the Urrea Family through these two partnerships. Mathew Urrea is a brother to Richard Urrea and Daniel Urrea and the son of Francisco Urrea, Jr.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           During the years ended December 31, 2003 and 2002 Cyco.net paid $12,500 and $26,500, respectively, in consulting fees to Brent Wolford for website development and maintenance. In October 2003, Cyco.net issued 1,000,000 shares of restricted common stock to Francisco Urrea, Jr., a Company director, for consulting fees.

           During the year ended December 31, 2002 Cyco.net converted $24,706 due from related parties into compensation. As a result, Cyco.net recorded compensation expense of $24,706, which is included in general and administrative expenses.

           At December 31, 2003 Cyco.net has recorded notes payable and accrued interest payable to affiliates in the aggregate amount of $20,443, including interest of $6,673. In addition, Cyco.net owes an officer/shareholder, $15,368 for reimbursement of operating expenses paid on behalf of Cyco.net, plus $210,000 of accrued and unpaid compensation, which is included in general and administrative expenses ($156,000 and $54,000 for the years ended December 31, 2003 and 2002, respectively).

           At December 31, 2003, accrued expenses - related party includes the $210,000 of unpaid compensation described above, plus an aggregate of $300,000 of unpaid bonuses to employees and Cyco.net's website designer, all of whom are also shareholders.

           On November 19, 2003, Cyco.net, Inc. purchased all of the outstanding common stock of Orion Security Services, Inc. ("OSSI"), a Wisconsin corporation. In the stock for stock purchase, Cyco.net, Inc. issued 50,000,000 shares of common stock in exchange for all of the issued and outstanding common stock of Orion Security Services, Inc.

           Cyco.net acquired the stock of OSSI from the following people in exchange for the number of shares of Cyco.net's common stock set forth opposite their names:

Name:                                           No. of Shares:
-----                                           --------------
Robert V. Demson                                26,000,000
Francisco Urrea, Jr.                            20,000,000
Paul B. Goldberg                                1,800,000
Harry A. Montefusco                             1,800,000
John F. Morrison                                400,000


           In August 2002, Cyco.net issued 1,000,000 shares of common stock valued at $30,000 to each of the following related parties: Richard Urrea, Daniel Urrea and Brent Wolford.

           At December 31, 2002, Cyco.net has recorded a payable to an affiliate aggregating $1,000.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

           Cyco.net's common stock has been quoted on the Over-the-Counter Bulletin Board maintained by the NASD under the symbol "CYKE."

           The following table sets forth the range of high and low bid quotations for each calendar quarter for Cyco.net's common stock for the prior three years.

                                                      BID PRICE PER SHARE
                                                      -----------------------
                                                      HIGH           LOW
                                                      -------        --------
 January 2, 2001 - March 30, 2001                     $0.1000        $0.0200

 April 2, 2001 - June 29, 2001                        $0.1200        $0.0200

 July 2, 2001 - September 28, 2001                    $0.1200        $0.0600

 October 1, 2001 - December 31, 2001                  $0.1000        $0.0600

 January 2, 2002 - March 29, 2002                     $0.0600        $0.0400

 April 1, 2002 - June 28, 2002                        $0.0500        $0.0300

 July 2, 2002 - September 30, 2002                    $0.1200        $0.0050

 October 1, 2002 - December 31, 2002                  $0.0300        $0.0100

 January 2, 2003 - March 28, 2003                     $0.0500        $0.0400

 April 1, 2003 - June 30, 2003                        $0.0100        $0.0050

 July 1, 2003 - September 30, 2003                    $0.0100        $0.0050

 October 1, 2003 - December 31, 2003                  $0.4800        $0.0100

           The above prices were obtained from Nasdaq, Inc. The quotations represent inter-dealer quotations, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

           As of March 22, 2004, Cyco.net believes there were approximately 554 holders of record of our common stock.

           We have not paid dividends in the past on any class of stock and we do not anticipate paying dividends in the foreseeable future.

                            DESCRIPTION OF SECURITIES

CAPITAL STOCK

           The authorized capital stock of Cyco.net consists of 500,000,000 shares of common stock, par value $0.001 per share. As of May 28, 2004, we had 91,751,931 shares of our common stock outstanding. In addition, there are 1,350,000 options to purchase common stock outstanding. The following description is a summary of the capital stock of Cyco.net and contains the material terms of the capital stock. Additional information can be found in Cyco.net's Articles of Incorporation and Bylaws.

           Common Stock. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Stockholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of Cyco.net, stockholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

           On June 10, 2004, a majority of Cyco.net's outstanding shares of common stock authorized an increase in our common stock from 100,000,000 to 500,000,000 shares.

LIMITATION OF LIABILITY: INDEMNIFICATION

           Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers of Cyco.net to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of Cyco.net.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Cyco.net pursuant to the foregoing, or otherwise, Cyco.net has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

           AUTHORIZED AND UNISSUED STOCK. The authorized but unissued shares of our common and preferred stock are available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Cyco.net that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with Cyco.net's Board of Directors' desires. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

                                     EXPERTS

           The financial statements for the years ended December 31, 2003 and 2002 included in the Prospectus have been audited by Stark Winter Schenkein & Co., LLP, independent certified public accountants to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding Cyco.net's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

           Troy J. Rillo, Esquire will pass upon the validity of the shares of common stock offered hereby for us.

                           HOW TO GET MORE INFORMATION

           We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                                 CYCO.NET, INC.
                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
FINANCIAL STATEMENTS FOR THE QUARTER ENDED MARCH 31, 2002
---------------------------------------------------------

Consolidated Balance Sheet (unaudited)                                      F-2

Consolidated Statements of Operations (unaudited)                           F-3

Consolidated Statements of Cash Flows (unaudited)                           F-4

Notes to Consolidated Financial Statements (unaudited)                F-5 - F-8

FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2001
---------------------------------------------------------

Report of Independent Auditors                                              F-9

Consolidated Balance Sheet                                                 F-10

Consolidated Statements of Operations                                      F-11

Consolidated Statements of Changes in Stockholders' Equity (Deficit)       F-12

Consolidated Statements of Cash Flows                                      F-13

Notes to Consolidated Financial Statements                          F-14 - F-20

                                 CYCO.NET, INC.
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2004
                                   (UNAUDITED)


                                     ASSETS

CURRENT ASSETS
  Cash                                                              $    97,472
  Receivables                                                            27,132
  Receivables - AIC                                                     148,003
                                                                    -----------
     Total current assets                                               272,607
                                                                    -----------

PROPERTY AND EQUIPMENT, net of
  accumulated depreciation of $5,187                                     22,096
                                                                    -----------

OTHER ASSETS
   Deposit                                                               18,673
                                                                    -----------

                                                                    $   313,376
                                                                    ===========

                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued expenses                             $   322,516
  Notes payable - related party                                          13,770
  Interest payable - related party                                        6,673
  Accrued expenses - related party                                      542,968
  Deferred gain                                                         122,641
                                                                    -----------
     Total current liabilities                                        1,008,568
                                                                    -----------

STOCKHOLDERS' (DEFICIT)
   Common Stock, $0.001 par value,
     100,000,000 shares authorized,
      91,751,931 issued and outstanding                                  91,752
   Additional paid in capital                                         8,776,132
   Deferred stock compensation                                         (123,250)
   Stock subscription receivable                                     (2,800,000)
   Accumulated (deficit)                                             (6,639,826)
                                                                    -----------
                                                                       (695,192)
                                                                    -----------

                                                                    $   313,376
                                                                    ===========

         The accompanying notes are an integral part of the consolidated financial statements.

                                 CYCO.NET, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                      Three Months Ended March 31,
                                                         2004              2003
Revenues                                             $         --      $         --
                                                     ------------      ------------
Operating expenses:
General and administrative expenses                       645,930           112,541
Non-cash stock compensation                               248,250                --
                                                     ------------      ------------
   Expenses                                               894,180           112,541

(Loss) from operations                                   (894,180)         (112,541)
                                                     ------------      ------------

Other income (expense):
   Interest expense                                          (571)           (1,362)
                                                     ------------      ------------

Net (loss) before income tax                             (894,751)         (113,903)

Income tax (benefit)                                           --            34,000
                                                     ------------      ------------

Loss before discontinued operations                      (894,751)         (147,903)

Discontinued operations

Net income from discontinued operations, net
 of income taxes of $0 and $34,000, respectively               --           153,331
                                                     ------------      ------------

Net income (loss)                                    $   (894,751)     $      5,428
                                                     ============      ============

Per share information:

Weighted average shares
  outstanding (basic and diluted)                      89,942,552        31,496,419
                                                     ============      ============

Net income (loss) per common share
  (basic and diluted)                                $      (0.01)     $       0.00
                                                     ============      ============

    The accompanying notes are an integral part of the consolidated financial statements.

                                 CYCO.NET, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                         THREE MONTHS ENDED
                                                               MARCH 31,
                                                         2004          2003
                                                      ---------      ---------
Cash flows from operating actvities:

Net cash (used in) operating activities               $(359,127)     $ (13,165)
                                                      ---------      ---------

Cash flows from investing activities:
   Purchase of fixed assets                             (11,949)            --
                                                      ---------      ---------
          Net cash (used in) investing activities       (11,949)            --
                                                      ---------      ---------

Cash flows from financing activities
   Proceeds from sale of common stock                   459,249             --
   Increase in bank overdraft                                --          7,530
                                                      ---------      ---------
          Net cash provided by financing activities     459,249          7,530
                                                      ---------      ---------

          Net increase (decrease) in cash                88,173         (5,635)
Beginning cash balance                                    9,299          5,635
                                                      ---------      ---------

Ending cash balance                                   $  97,472      $      --
                                                      =========      =========


         The accompanying notes are an integral part of the consolidated financial statements.

                                 CYCO.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 MARCH 31, 2004

(1)   BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and Item 310(b) of Regulation S-B. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the audited financial statements of the Company as of December 31, 2003 and for the two years then ended, including notes thereto, included in the Company's Form 10-KSB.

The accompanying consolidated financial statements include the accounts of the Company and its subsidiary. Intercompany transactions and balances have been eliminated in consolidation.

(2)   RECLASSIFICATIONS

Certain amounts from the three months ended March 31, 2003 financial statements have been reclassified to conform to current period presentation.

(3)   GOING CONCERN

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

      The Company has experienced losses from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the year ended December 31, 2003 and for the three months ended March 31, 2004, the Company incurred net (losses) of ($4,902,363) and ($894,751), respectively. At March 31, 2004, the Company had a working capital (deficit) of ($735,961) and stockholders' (deficit) of ($695,192). The Company's ability to continue as a going concern is contingent upon its ability to secure financing and attain profitable operations. As of March 31, 2004, the Company has yet to achieve profitable operations, however has obtained commitments for future funding requirements, as disclosed in Notes 8 and 9.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(4)   EARNINGS PER SHARE

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards No. 128, "Earnings per Share." Basic earnings
(loss) per share is  calculated  by dividing  net income  (loss) by the weighted average number of common shares  outstanding  for the period.  Diluted  earnings
(loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods presented, common stock equivalents were not considered, as their effect would be anti-dilutive.

(5)   STOCKHOLDERS' (DEFICIT)

During the quarter ended March 31, 2004, the Company issued 4,550,000 shares of common stock for net cash consideration of $459,249. An additional 975,000 shares were issued in exchange for services valued at $371,500, the fair market value of the shares on the date the Company agreed to issue the stock. Of these shares, $123,250 is included in deferred stock compensation as of March 31, 2004.

(6)   DISCONTINUED OPERATIONS

Effective July 1, 2003 the Company reached an agreement to sell its Internet tobacco products division. The Company agreed to dispose of the division due to the lack of working capital required to resolve the litigation as stated in Note 7.

Operating results of discontinued operations for the three months ended March 31, 2004 and 2003 are shown separately in the accompanying statements of operations. Net sales and net income from discontinued operations are as follows:


                                     Three months ended March 31,

                                         2004           2003
                                         ----           ----

             Net sales                  $   0       $ 1,481,291
                                        =====       ===========

             Net income                 $   0       $   119,331
                                        =====       ===========



(7)   CONTINGENT LIABILITIES

On January 28, 2003, the Company was named in a civil suit filed by the City of New York as one of approximately a dozen defendants who engaged in the business of internet on-line cigarette sales. The suit alleges that the Company failed to report the names and addresses of its customers to taxing authorities. The extent of the City's damages is to be determined at trial.

On April 1, 2003, the State of California filed a civil action in the Superior Court of California, County of San Diego, against the Company's subsidiary, alleging sales of cigarettes to minors, deceptive failure to file Jenkins Act reports and inform California consumers that they are required to pay sales taxes to California. Based on these factual assertions, the suit's three counts allege false or misleading advertising under California Business and Profession Code 17500: failure to notify California purchasers of their obligations under California Revenue and Business and Professions Code 17200. The suit seeks injunctive relief and assessment of civil penalties of $2,500 for each violation, amounting to no less than $100,000, plus costs and attorneys' fees. The case has been consolidated with several other pending suits against other online tobacco retailers.

On April 1, 2003, the State of Washington filed a civil action in the State of Washington, King County Superior Court against the Company's subsidiary alleging sales of cigarettes to minors, deceptive failure to file Jenkins Act reports and inform Washington consumers that they are required to pay sales taxes to the Sate of Washington. Based on the factual assertions, the suit's four counts allege unfair business practice, unfair method of compensation and misrepresentation. The suit sought injunctive relief restraining Cyco.net, Inc. from continuing to engage in unlawful conduct, restitution to consumers and civil penalties of up to $2,000 per violation, plus attorneys' fees and costs. In March of 2004, the parties agreed to settle for $10,000, which funds were released from escrow on April 15, 2004.

On April 1, 2003, the State of Oregon filed a civil action in the State of Oregon, Marion County against the Company's subsidiary alleging the sale of one carton of cigarettes to a minor using her mother's name and credit card, in violation of State Unlawful Trade Practices Act. The suit sought to enjoin the Company from doing business in Oregon, and was settled out of court in the fall of 2003.

On July 10, 2003, the State of Vermont, filed a civil action in Chittenden County against the Company's subsidiary, alleging the sale of cigarettes to a minor in violation of seven Vermont Statutes, deceptive failure to file Jenkins Act reports and inform the Vermont consumers they are required to pay Vermont sales taxes. The suit seeks to enjoin the Company from doing business in the State of Vermont, pay civil damages of up to $10,000 for each sale to a minor, plus attorney's fees and expenses.

During 2003, the State District Court of Travis County, Texas alleged that the Company did not take effective measures to prevent the sale of tobacco products to minors, in violation of the Texas Deceptive Trade Practices - Consumer Protection Act. Subsequent to December 31, 2003, settlement negotiations are ongoing.

In the remaining cases, the Company has contested the allegations and believes it has meritorious defenses in each case. It is uncertain what affect the Company's sale of its Internet tobacco products will have on the pending lawsuits. Outside counsel for the Company has advised that at this stage in the proceedings they cannot offer an opinion as to the probable outcome of the cases.

(8)   COMMITMENTS

EMPLOYMENT AGREEMENTS

As a condition to the OSSI stock purchase agreement effective January 1, 2004, the Company has negotiated an employment agreement with the CEO/President of OSSI. The agreement provides for an annual salary of $225,000 through December 31, 2008.

Effective January 1, 2004, the Company has entered into employment agreements with its three employees. The agreements call for aggregate annual salaries of $294,000, through December 31, 2008.

DISTRIBUTOR AGREEMENT

Effective January 1, 2004, the Company, through its wholly-owned subsidiary OSSI, entered into an exclusive distributor agreement with a foreign entity. As per the terms of the agreement, OSSI is granted an exclusive license to distribute, promote, sell, install, service and otherwise maintain and reproduce by its own means, certain surveillance equipment to the U.S. government as well as non-exclusive rights to certain equipment for both the U.S. governmental and commercial entities. The term of the agreement extends to December 31, 2007 and provides for an automatic two-year renewal period. The agreement calls for the sale of a minimum of $3,800,000 in equipment and $940,000 in support contracts.

OPERATING LEASE

On January 29, 2004, the Company entered into an operating lease agreement for office space for its subsidiary, OSSI. The term commences February 1, 2004 and continues through April 30, 2007. Future minimum lease payments pursuant to this agreement are:

                 YEAR ENDED
                 DECEMBER 31               AMOUNT
                 -----------               ------

                     2004                $  61,485
                     2005                   68,920
                     2006                   70,981
                     2007                   24,253
                                         ---------
                                         $ 225,639
                                         =========

STANDBY EQUITY DISTRIBUTION AGREEMENT

On March 23, 2004, the Company entered into a Standby Equity Distribution Agreement ("Standby Agreement") with Cornell Capital Partners, pursuant to which the Company may, at its discretion, periodically issue and sell to Cornell, up to $20,000,000 of the Company's common stock. This agreement replaces the agreement entered into as of September 2001.

As a condition precedent to the execution of the Standby Agreement, the Company and Cornell entered into a Registration Rights Agreement, whereby the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, relating to the shares of common stock issuable under the Standby Agreement. The commitment period for the Standby Agreement extends through the earlier of such time as Cornell has made aggregate advances of $20,000,000 or two years from the effective date of the registration statement.

The Company is obligated to pay a cash commitment fee to Cornell, equal to 5% of each advance, payable directly from the gross proceeds of each advance, to be held in escrow pursuant the Escrow Agreement entered into with Cornell. Upon the execution of the Standby Agreement, the Company agreed to issue 490,000 shares of its common stock to Cornell, plus an additional $10,000 worth of the Company's common stock to Newbridge Securities Corporation, as a placement fee, per the Placement Agent Agreement, valued at the fair market value of the stock as of the date of execution of the agreement. As of March 31, 2004, the Company has issued 510,833 shares with an aggregate value of $255,200 in connection with this agreement.

The Company cannot predict the number of shares to be issued, or the gross proceeds to be derived from the sale of such shares pursuant to the Standby Agreement, as the purchase price of the shares will fluctuate based on the prevailing market conditions. As of March 31, 2004, no advances have been made pursuant to this agreement. The effectiveness of the sale of shares under the Standby Agreement is conditioned upon the Company registering the shares of common stock with the Securities and Exchange Commission.

(9)   SUBSEQUENT DEBENTURE AGREEMENT

Subsequent to March 31, 2004, the Company entered into a Secured Debenture Agreement, whereby up to $500,000 of 5% secured, convertible debentures may be issued. On May 7, 2004, the Company received net proceeds of $170,447 after payment of expenses in the amount of $79,553, from the sale of $250,000 worth of debentures. The debentures bear interest at 5% per annum and are secured by a security agreement covering substantially all business assets. Principal plus accrued interest are either payable in full two years after the date of issue, or convertible at the Holder's option, into shares of the Company's common stock. The conversion provision entitles the Holder at any time, and from time to time, to convert all or any part of the principal plus accrued interest into the Company's $.001 par value common stock (the "Conversion Shares"), at a per share price equal to the lesser of an amount equal to (i) 120% of the quoted closing bid price of the stock on the date of the debenture agreement, or (ii) 80% of the lowest quoted closing bid price during the five trading days immediately preceding the conversion date. Interest is payable at maturity or conversion, either in cash or shares of the Company's common stock, at the Holder's option. If payment is made in the form of common stock, the value will be calculated based on the quoted closing bid price on the day the payment is due, or the day of payment, if later than the due date.

The Company, at its option, may redeem all or a portion of the outstanding debentures at a rate of 120% of the amount redeemed plus interest. In the event of redemption, the Holder will receive a warrant to purchase $50,000 shares of the Company's common stock for every $100,000 redeemed, on a pro-rata basis. Such warrants will be exercisable on a cash basis, at 120% of the quoted closing bid price on the closing date. The warrants will have "piggy back" and demand registration rights and will remain in effect for two years after the closing date. The Company is required to register the resale of the Conversion Shares under the Securities Act of 1933, as amended, pursuant to the terms of an Investor Registration Rights Agreement, attendant to the Debenture Agreement.

                         REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
Cyco.Net, Inc.

We have audited the accompanying consolidated balance sheet of Cyco.Net, Inc. as of December 31, 2003, and the related consolidated statements of operations, stockholders' (deficit), and cash flows for each of the two years ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cyco.Net, Inc. as of December 31, 2003, and the results of its operations, and its cash flows for each of the two years ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has working capital and stockholders' deficits. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Stark Winter Schenkein & Co., LLP
Denver, Colorado
March 23, 2004

                                 CYCO.NET, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003

                                     ASSETS

CURRENT ASSETS
    Cash                                                            $     9,299
    Receivables - trade                                                  27,132
    Receivable - ACC                                                    139,752
                                                                    -----------
      Total current assets                                              176,183
                                                                    -----------

PROPERTY AND EQUIPMENT, net of accumulated
       depreciation of $4,392                                            10,942
                                                                    -----------

OTHER ASSETS
  Deposit                                                                 1,905
                                                                    -----------

                                                                    $   189,030
                                                                    ===========


                    LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
   Accounts payable and accrued expenses                            $   281,968
   Accounts payable - related party                                      15,368
   Accrued expenses - related party                                     510,000
   Notes and interest payable - related party                            20,443
   Deferred gain                                                        122,641
                                                                    -----------
      Total current liabilities                                         950,420
                                                                    -----------

STOCKHOLDERS' (DEFICIT)
   Common stock, $0.001 par value, 100,000,000 shares
      authorized, 85,715,931 shares issued and outstanding               85,716
   Additional paid in capital                                         7,697,969
   Stock subscription receivable                                     (2,800,000)
   Accumulated (deficit)                                             (5,745,075)
                                                                    -----------
                                                                       (761,390)
                                                                    -----------

                                                                    $   189,030
                                                                    ===========


        See accompanying notes to the consolidated financial statements.

                                 CYCO.NET, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 YEAR ENDED DECEMBER 31,

                                                                 2003              2002
                                                             ------------      ------------
REVENUES                                                     $     54,264      $         --
                                                             ------------      ------------

COSTS OF GOODS SOLD                                                12,759                --
                                                             ------------      ------------

GROSS PROFIT                                                       41,505                --
                                                             ------------      ------------

OTHER COSTS AND EXPENSES
   General and administrative                                     749,667           751,340
   Loss on asset impairment                                     4,500,000                --
                                                             ------------      ------------
                                                                5,249,667           751,340
                                                             ------------      ------------

OPERATING INCOME (LOSS)                                        (5,208,162)         (751,340)
                                                             ------------      ------------

OTHER INCOME (EXPENSE)
   Interest income                                                  5,100                --
  Interest expense                                                 (2,603)           (1,457)
  Gain on sale of assets of discontinued operations                53,897                --
                                                             ------------      ------------
                                                                   56,394            (1,457)
                                                             ------------      ------------

(LOSS) BEFORE INCOME TAXES (BENEFIT)                           (5,151,768)         (752,797)

INCOME TAXES (BENEFIT)                                             97,000           145,000
                                                             ------------      ------------

(LOSS) BEFORE DISCONTINUED OPERATIONS                          (5,248,768)         (897,797)

DISCONTINUED OPERATIONS
   Net income of discontinued operations, net of income
   taxes (benefit) of $97,000 and $145,000, respectively          346,405           572,204
                                                             ------------      ------------

NET (LOSS)                                                   $ (4,902,363)     $   (325,593)
                                                             ============      ============

WEIGHTED AVERAGE SHARES OUTSTANDING -
        BASIC AND DILUTED                                      39,499,292        28,592,309
                                                             ============      ============

NET (LOSS) PER COMMON SHARE
   (Loss) from operations                                    $      (0.13)     $      (0.03)
   Income from discontinued operations                               0.01              0.02
                                                             ------------      ------------
                                                             $      (0.12)     $      (0.01)
                                                             ============      ============

        See accompanying notes to the consolidated financial statements.

                                 CYCO.NET, INC.
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT)

                                                Common Stock          Additional       Stock
                                        -------------------------       Paid in     Subscription    Accumulated
                                           Shares        Amount         Capital       Receivable      (Deficit)         Total
                                        -----------    -----------    -----------    -----------     -----------     -----------
Balance at December 31, 2001             26,496,419    $    26,496    $   489,109    $        --     $  (517,119)    $    (1,514)

  Shares issued for services
     at $.03 per share                    5,000,000          5,000        145,000             --              --         150,000

  Stock compensation related to
     term change on warrant                      --             --         34,200             --              --          34,200

  Net (loss) for the year                        --             --             --             --        (325,593)       (325,593)
                                        -----------    -----------    -----------    -----------     -----------     -----------

Balance at December 31, 2002             31,496,419         31,496        668,309             --        (842,712)       (142,907)

  Shares issued  at $.005 per
     share, pursuant to Equity
     Line of Credit draw                  1,219,512          1,220          4,228             --              --           5,448

  Shares issued for stock
     subscription at $1.40 per share      2,000,000          2,000      2,798,000     (2,800,000)             --              --

  Shares issued for services at
     $.01 per share                       1,000,000          1,000          9,000             --              --          10,000

  Shares issued at OSSI purchase
     at $.09 per share                   50,000,000         50,000      4,218,432             --              --       4,268,432

  Purchase of OSSI                               --             --             --             --              --              --

  Net (loss) for the year                        --             --             --             --      (4,902,363)     (4,902,363)
                                        -----------    -----------    -----------    -----------     -----------     -----------

Balance December 31, 2003                85,715,931    $    85,716    $ 7,697,969    $(2,800,000)    $(5,745,075)    $  (761,390)
                                        ===========    ===========    ===========    ===========     ===========     ===========

        See accompanying notes to the consolidated financial statements.

                                 CYCO.NET, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          YEAR ENDED DECEMBER 31,
                                                                                          2003             2002
                                                                                       -----------      -----------
OPERATING ACTIVITIES
       Net (loss)                                                                      $(4,902,363)     $  (325,593)
       Adjustments to reconcile net (loss) to net cash
          provided by (used in) operating activities:
             Amortization                                                                   10,000           25,542
             Depreciation                                                                    1,283            1,757
             Stock compensation                                                                 --          184,200
             Loss on asset impairment                                                    4,500,000               --
             Gain on sale of assets of discontinued operations                             (53,897)
             Common stock issued for services                                               10,000               --
             Conversion of amounts due from related parties into compensation                   --           24,706
             Write-off of deferred offering costs                                               --          107,689
       Changes in assets and liabilities:
            (Increase) decrease in receivables - trade                                      (1,840)           6,705
            (Increase) decrease in inventory                                                22,576          (15,382)
            Increase in accounts payable and accrued expenses                               42,623           35,230
            Increase in accounts and notes payable to related party                         15,980               --
            Increase in accrued expenses - related party                                   316,400               --
                                                                                       -----------      -----------
                    Net cash provided by (used in) operating activities                    (39,238)          44,854
                                                                                       -----------      -----------

INVESTING ACTIVITIES
       (Purchase) disposal of property and equipment                                            --           (3,330)
       Cash received in OSSI acquisition                                                     1,057               --
       (Purchase) disposal of intangible assets                                                 --          (14,000)
                                                                                       -----------      -----------
                   Net cash (used in) investing activities                                   1,057          (17,330)
                                                                                       -----------      -----------

FINANCING ACTIVITIES
       Proceeds from sale of common stock                                                    5,448               --
       Payments on notes payable - related party                                           (17,500)              --
       Proceeds from receivable - ACC                                                       53,897               --
       Payments of deferred offering costs                                                      --          (27,108)
                                                                                       -----------      -----------
                   Net cash provided by (used in) financing activities                      41,845          (27,108)
                                                                                       -----------      -----------

                         Net increase in cash                                                3,664              416

CASH AT BEGINNING OF YEAR                                                                    5,635            5,219
                                                                                       -----------      -----------

CASH AT END OF YEAR                                                                    $     9,299      $     5,635
                                                                                       ===========      ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
            Cash paid for interest                                                     $        --      $     1,457
                                                                                       ===========      ===========
             Cash paid for income taxes                                                $        --      $        --
                                                                                       ===========      ===========

SUPPLEMENTAL DISCLOSURE OF SIGNIFICANT NON-CASH FINANCING
  AND INVESTING ACTIVITIES
       Issuance of stock for services                                                  $    10,000      $   150,000
                                                                                       ===========      ===========
       Account receivable - ACC, net of discount of $6,351                             $  (193,649)     $        --
                                                                                       ===========      ===========
       Stock subscription receivable                                                   $(2,800,000)     $        --
                                                                                       ===========      ===========
       Sale of net assets of discontinued operations                                   $    17,112      $        --
                                                                                       ===========      ===========
       Issuance of stock for purchase of assets                                        $ 4,268,432      $        --
                                                                                       ===========      ===========

        See accompanying notes to the consolidated financial statements.

                                 CYCO.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Cyco.Net, Inc. (the "Company") is the successor to AVE, Inc. a Nevada corporation and operates through its wholly owned subsidiaries, Cyco.net (a New Mexico corporation) and Orion Security Systems ("OSSI"), discussed below.

Prior to July 1, 2003, the Company's primary line of business was the sale of cigarettes through three websites to customers in the United States of America. Effective July 1, 2003, the Company sold its internet tobacco products division, as more fully discussed in Notes 5 and 11.

On November 19, 2003, the Company purchased all of the outstanding common stock of Orion Security Systems, Inc. ("OSSI"). a Wisconsin corporation whose primary line of business is the sale of its Sat-secure system, which is designed to provide bi-directional video, audio, data and alarm transfer between a wide variety of locations, including but not limited to land based positions, airborn aircraft, ships at sea, and a command and control center (see Note 12).

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

RECLASSIFICATIONS

Certain amounts presented in the previous year's financial statements have been reclassified to conform to the current year presentation.

REVENUE RECOGNITION

Prior to July 1, 2003, the Company's sole source of revenue was the sale of cigarettes through its primary website (cyco.net), which has been designed as an "e-zine", and two ancillary websites (cycocigs.com and aabakismokes.com). The terms of sale were FOB shipping point and the Company recorded revenue from cigarette sales when the product shipped. As discussed in Notes 5 and 11, effective July 1, 2003, the Company sold its internet tobacco products division, accordingly revenues and costs associated with the internet tobacco products division are presented as discontinued operations.

Effective November 19, 2003, the Company's sole source of revenue is the sale of the Sat-secure system discussed above. The terms of sale are FOB shipping point and the Company records revenue when the product is shipped (see Note 12).

DISCOUNT AND FEES RELATED TO THE EQUITY LINE OF CREDIT

The discount and any related fees on the shares issued pursuant to the equity line of credit described in Note 3 will be treated as though they were commissions and will be deducted from additional paid in capital at the time the shares are issued.

INVENTORY

Inventory, consisting of products available for sale, is stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

ADVERTISING

The Company expenses all costs of advertising as incurred. Advertising costs included in general and administrative expenses aggregated $10,060 in 2003 and $30,969 in 2002.

                                 CYCO.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

CASH AND CASH EQUIVALENTS

For purposes of balance sheet classification and the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE - TRADE

Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining collectibility, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2003. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and cash equivalents, receivables and accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature, their carrying amounts approximate fair values, or they are receivable or payable on demand.

PROPERTY AND EQUIPMENT

Property and equipment consists of furniture and office equipment, is stated at cost and is being depreciated using the straight-line method over the estimated economic life of 5 years.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company periodically reviews the carrying amount of property, plant and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgement is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

DEFERRED OFFERING COSTS

The Company defers costs associated with the raising of capital until such time as the offering is completed, at which time the costs are charged against the capital raised. Should the offering be terminated the costs are charged to operations during the period when the offering is terminated. During the year ended December 31, 2002 the Company charged an aggregate of $107,689 to operations related to these costs. The Company determined that it was no longer appropriate to capitalize these costs based upon estimates of the amount of money that could be raised through the equity line of credit computed using the Company's stock price and trading volume (see Note 3).

NET (LOSS) PER COMMON SHARE

The Company follows Statement of Financial Accounting Standards ("SFAS") 128, "Earnings Per Share". Basic earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Diluted earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares and dilutive common share equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation.

                                 CYCO.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


INTANGIBLES

Product and website development costs incurred in developing the Company's website are accounted for in accordance with Statement of Position ("SOP") 98-1, "Accounting for the Costs to Develop or Obtain Software for Internal Use". Product and website development costs include amounts incurred by the Company to develop, enhance, manage, monitor and operate the Company's website. External direct costs of materials and services consumed in developing or obtaining internal-use computer software, payroll and payroll- related costs for employees who devote time directly related to the internal-use computer software project, and interest costs incurred while developing internal-use computer software are capitalized. Product development costs, preliminary project and past implementation product costs are expensed as incurred. Internal costs for upgrades and enhancements that result in probable additional functionality are capitalized. These capitalized costs are amortized over a two-year period. As discussed in Note 11, the Company sold its internet tobacco products division, including the related assets, effective July 1, 2003.

STOCK-BASED COMPENSATION

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

SEGMENT INFORMATION

The Company follows SFAS 131, "Disclosure about Segments of an Enterprise and Related Information". Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in one business segment and will evaluate additional segment disclosure requirements as it expands operations.

CONCENTRATIONS

There have been a number of adverse legislative, regulatory, political and other developments concerning the tobacco industry that have received widespread media attention. These developments have negatively affect the perception of potential and current customers with respect to the tobacco industry, and therefore had a significant influence in the Company's decision to sell its internet tobacco products division as discussed in Note 11.

Cigarettes are generally subject to substantial federal, state and local excise taxes in the United States. However, the Company believes there is uncertainty over the applicability of these taxes to on-line sales of cigarettes. The Company has not collected or remitted excise taxes (or other taxes) on its sales due to this uncertainty. The Company does not collect or remit state sales or other taxes on the sale of cigarettes. The Company does not believe that it has sufficient business contacts in one or more states to require it to collect and remit state sales or other taxes. Moreover, in recent years, state governments have aggressively attempted to collect sales taxes from out-of-state companies. These actions are expensive to defend, regardless of the final outcome. The Company is subject to civil actions filed by the City of New York and four states, related to this issue, as well as cigarette sales to minors (See Note
10).

                                 CYCO.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


RECENT PRONOUNCEMENTS

In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 changes the accounting guidance for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity by now requiring those instruments to be classified as liabilities (or assets in some circumstances) on the balance sheet. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 in the first quarter of fiscal 2004 did not have a material impact on the Company's financial position, results of operations or cash flows.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS 149 amends SFAS 133 to clarify the definition of a derivative and incorporate many of the implementation issues cleared as a result of the Derivatives Implementation Group process. This statement is effective for contracts entered into or modified after June 30, 2003, and should be applied prospectively after that date. The adoption of SFAS 149 is not expected to have a material effect on the financial statements.

In December 2002, the FASB issued SFAS 148 "Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of SFAS 123." SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation from the intrinsic value-based method of accounting prescribed by APB 25. As allowed by SFAS 123, the Company has elected to continue to apply the intrinsic value-based method of accounting, and has adopted the disclosure requirements of SFAS 123. The Company currently does not anticipate adopting the provisions of SFAS 148.

In July 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 provides new guidance on the recognition of costs associated with exit or disposal activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. SFAS 146 supercedes previous accounting guidance provided by the EITF Issue 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." EITF Issue 94-3 required recognition of costs at the date of commitment to an exit or disposal plan. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2003. Early application is permitted. The adoption of SFAS 146 by the Company is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

In April 2002, the FASB issued SFAS 145, "Rescission of FASB Statements 4, 44, and 64, Amendment of FASB Statement 13, and Technical Corrections." Among other things, this statement rescinds FASB Statement 4, "Reporting Gains and Losses from Extinguishment of Debt" which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," will now be used to classify those gains and losses. The provisions of SFAS 145 related to the classification of debt extinguishment are effective for years beginning after May 15, 2002. The adoption of SFAS 145 by the Company did not have a material impact on the Company's financial position, results of operations, or cash flows.

NOTE 2.  GOING CONCERN

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced losses from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the years ended December 31, 2003 and 2002, the Company incurred net (losses) of ($4,902,363) and ($325,593), respectively. At December 31, 2003, the Company had a working capital (deficit) of $(774,237) and stockholders' (deficit) of $(761,390). In addition the Company is subject to legal action (see Note 10).

                                 CYCO.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


The Company's ability to continue as a going concern is contingent upon its ability to secure financing and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates. As discussed in Note 12, the Company purchased a wholly-owned subsidiary, OSSI, and through its Satsecure(C) systems and ComSecure(C) controller sales, hopes to attain profitable operations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 3.  EQUITY LINE OF CREDIT

Pursuant to an Equity Line of Credit agreement dated August 16, 2001 the Company may, at its discretion, periodically issue and sell up to 40,000,000 shares of common stock for a total purchase price of $5,000,000. Upon request of an advance under the Equity Line of Credit, Cornell Capital Partners, L.P. (Cornell) will purchase shares of the Company's common stock for 82% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. Cornell intends to sell any shares purchased under the Equity Line of Credit at the market price. Subsequent to December 31, 2003, the Company and Cornell entered into a Standby Equity Distribution Agreement, for the issuance of and sale to Cornell, of up to $20,000,000 of the Company's common stock (see Note 14).

ADVANCES. Pursuant to the Equity Line of Credit, the Company may periodically sell shares of common stock to Cornell to raise capital to fund working capital needs. The periodic sale of shares is known as an advance. The Company may request an advance every 5 trading days.

MECHANICS. The Company may, at its discretion, request advances from Cornell by written notice, specifying the amount requested up to the maximum advance amount. A closing will be held 7 trading days after such written notice at which time the Company will deliver shares of common stock and Cornell will pay the advance amount. The Company has the ability to determine when and if an advance is desired.

COMMITMENT PERIOD. The Company may request an advance at any time during the commitment period. The commitment period begins on the date the Securities and Exchange Commission first declares the registration statement effective. The commitment period expires on the earliest to occur of (i) the date on which Cornell has made advances totaling $5,000,000 or (ii) July 22, 2004.

MAXIMUM ADVANCE AMOUNT. The Company may not request advances in excess of a total of $5,000,000. In addition, each individual advance is subject to a maximum advance amount based on an average daily volume of the Company's common stock. The maximum amount of each advance is equal to 75% of the average daily volume of the Company's common stock for the 40 trading days prior to the date of an advance multiplied by 82% of the lowest closing bid price of the Company's common stock for the 5 trading days immediately following the notice date of an advance.

NUMBER OF SHARES TO BE ISSUED. The Company cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and the Company has not determined the total amount of advances to be drawn.

NET PROCEEDS. The Company cannot predict the total amount of proceeds to be raised in this transaction, in part, because the Company has not determined the total amount of the advances to be drawn. The Company is obligated to pay a cash fee to Cornell Capital equal to 8.4% of each advance.

                                 CYCO.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


STOCK ISSUANCE. As of December 31, 2003 the Company had requested one advance under the Equity Line of Credit, pursuant to which, 1,219,512 shares of the Company's $.001 par value common stock were issued, for net cash proceeds of $5,448.

NOTE 4.  STOCKHOLDERS' (DEFICIT)

During the year ended December 31, 2002 the Company issued 5,000,000 shares of common stock to employees and non-employees in exchange for services valued at $150,000. These shares were valued at their fair market value on the date the Company agreed to issue the shares.

During the year ended December 31, 2002 the Company was required to change the terms of a previously issued stock purchase warrant exercisable for 300,000 shares of common stock, expiring on August 16, 2006 and, accordingly, recorded stock compensation of $34,200 (see Note 8).

As discussed in Note 3, the Company issued 1,219,512 shares of common stock pursuant to its equity line of credit, for cash proceeds of $5,448.

During the year ended December 31, 2003 the Company issued 1,000,000 shares of common stock to a director in exchange for services valued at $10,000. These shares were valued at their fair market value on the date the Company agreed to issue the shares.

Pursuant to the sale of its internet tobacco products division, effective July 1, 2003, the Company issued 2,000,000 shares of its common stock, for notes payable, as more fully described in Note 11.

In connection with the acquisition of OSSI, effective November 19, 2003, the Company issued 50,000,000 shares of its common stock, in exchange for all the issued and outstanding shares of OSSI. The shares were valued at their fair market value as of November 19, 2003 of $4,500,000 (see Note 12).

Subsequent To December 31, 2003, as more fully discussed in Note 14, the Company issued a total of 5,525,000 shares of common stock for cash and services.

During prior years the Company has issued shares of common stock without registration under the Securities Act of 1933. Although the Company believes that the sales did not involve a public offering of its securities and that the Company did comply with the "safe harbor" exemptions from registration, it could be liable for rescission of the cash sales, aggregating 2,167,600 shares of common stock, if such exemptions were found not to apply and this could have a material negative impact on the Company.

NOTE 5.  DISCONTINUED OPERATIONS

Effective July 1, 2003 the Company reached an agreement to sell its Internet tobacco products division (See Note 11). The Company agreed to dispose of the division due to the lack of working capital required to resolve the litigation issues as discussed in Note 10.

Operating results of discontinued operations for the years ended December 31, 2003 and 2002 are shown separately in the accompanying statements of operations.

                                 CYCO.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


Net sales and net income from discontinued operations are as follows:

                                            2003               2002

          Net sales                      $2,873,065         $5,179,060
                                         ==========         ==========

          Net income                     $  346,405         $  572,204
                                         ==========         ==========


Assets related to discontinued operations, which were included in the sale, were as follows:

          Inventory                                            $ 2,070
          Property and equipment - net                           3,295
          Intangible assets - net                               11,746
                                                               -------
          Net assets of discontinued operations                $17,111
                                                               =======


NOTE 6.  RELATED PARTY TRANSACTIONS

During the years ended December 31, 2003 and 2002 the Company paid $12,500 and $26,500, respectively, in consulting fees to related parties for website development and maintenance.

During the year ended December 31, 2002 the Company converted $24,706 due from related parties into compensation. As a result, the Company recorded compensation expense of $24,706, which is included in general and administrative expenses.

At December 31, 2003 the Company has recorded notes payable and accrued interest payable to affiliates in the aggregate amount of $20,443, including interest of $6,673. In addition, the Company owes an officer/shareholder, $15,368 for reimbursement of operating expenses paid on behalf of the Company, plus $210,000 of accrued and unpaid compensation, which is included in general and administrative expenses ($156,000 and $54,000 for the years ended December 31, 2003 and 2002, respectively).

Accrued expenses - related party includes the $210,000 of unpaid compensation described above, plus an aggregate of $300,000 of unpaid bonuses to employees and the Company's website designer, all of whom are also shareholders.

NOTE 7.  INCOME TAXES

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes", which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized. The types of temporary differences between the tax basis of assets and their financial reporting amounts that give rise to a significant portion of the deferred tax asset are as follows:

                                             RECONCILING        TAX
                                                 ITEM          EFFECT
                                              ----------     ----------
          Capital loss carryforward           $   25,000     $    8,500
          Net operating loss carryforward      5,292,000      1,799,500
                                              ----------     ----------
                                              $5,331,000     $1,808,000
                                              ==========     ==========

The capital loss carryforward will expire in 2004 and the net operating loss carryforward will expire through 2023.

The deferred tax asset has been fully reserved as of December 31, 2003. The change in the valuation allowance for the deferred tax asset during the year ended December 31, 2003 was an increase of $1,582,500.

                                 CYCO.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


NOTE 8.  STOCK BASED COMPENSATION

STOCK OPTIONS

The Company has a compensatory stock option plan. Under the plan, the Company may grant options for up to 4,000,000 shares of common stock. The exercise price of each option shall be determined by the Compensation Committee or by the CEO with reference to factors such as current fair market value of the common stock, net book value per share, regular or other remuneration already being received by the optionee. The maximum term of the options is five years and they vest on the date granted. All options outstanding at December 31, 2003 have been granted to employees.

Summarized information relative to the Company's stock option plan are as follows:

                                                                       WEIGHTED
                                                       NUMBER OF        AVERAGE
                                                        SHARES         EXERCISE
                                                                         PRICE

          Outstanding at December 31, 2001             1,350,000          0.08
          Granted                                             --            --
          Exercised                                           --            --
          Forfeited                                           --            --
                                                       ---------     ---------
          Outstanding at December 31, 2002 and 2003    1,350,000     $    0.08
                                                       =========     =========


An option for 600,000 shares expires in 2004 and an option for 750,000 shares expires in 2006.

The effect of applying SFAS 123 pro forma net (loss) is not necessarily representative of the effects on reported net income (loss) for future years due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years.

NOTE 9.  STOCK PURCHASE WARRANT

During the year ended December 31, 2001 the Company issued a stock purchase warrant, exercisable for 300,000 shares of common stock, expiring on August 16, 2006. The exercise price of the warrant is the lower of (i) 120% of the closing price of the Company's stock on August 16, 2001, or (ii) the lowest price at which the Company issues or sells common stock subsequent to August 16, 2001. After such adjustment, the number of shares is also adjustable by the former exercise price multiplied by the number of shares divided by the new exercise price.

During the year ended December 31, 2002 the Company was required to change the terms of the warrant. As of December 31, 2003 the warrant is exercisable into 1,440,000 shares of common stock at $0.03 per share (see Note 4). The warrant expires on August 16, 2006.

NOTE 10.  CONTIGENT LIABILITY

On April 1, 2003, the State of California filed a civil action in the Superior Court of California, County of San Diego, against the Company's subsidiary, alleging sales of cigarettes to minors, deceptive failure to file Jenkins Act reports and inform California consumers that they are required to pay sales taxes to California. Based on these factual assertions, the suit's three counts allege false or misleading advertising under California Business and Profession Code 17500: failure to notify California purchasers of their obligations under California Revenue and Business and Professions Code 17200. The suit seeks injunctive relief and assessment of civil penalties of $2,500 for each violation, and the State of California has offered to settle for $25,000. As of the date of this report, ongoing settlement negotiations are in process. The case has been consolidated with several other pending suits against other online tobacco retailers.

On April 1, 2003, the State of Washington filed a civil action in the State of Washington, King County Superior Court against the Company's subsidiary alleging sales of cigarettes to minors, deceptive failure to file Jenkins Act reports and inform Washington consumers that they are required to pay sales taxes to the State of Washington. The suit's four counts alleged unfair business practice, unfair method of compensation and misrepresentation. The suit sought injunctive relief restraining Cyco.net, Inc. from continuing to engage in unlawful conduct, restitution to consumers and civil penalties of up to $2,000 per violation, plus attorneys' fees and costs. Subsequent to December 31, 2003, the parties agreed to settle for $10,000, which funds are being held in escrow until April 15, 2004, at which time they will be released to the State of Washington.

                                 CYCO.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


On April 1, 2003, the State of Oregon filed a civil action in the State of Oregon, Marion County against the Company's subsidiary alleging the sale of one carton of cigarettes to a minor using her mother's name and credit card, in violation of State Unlawful Trade Practices Act. The suit sought to enjoin the Company from doing business in Oregon, and was settled out of court, in the fall of 2003, for $2,000, with no admission of liability.

On January 28, 2003, the Company was named in a civil suit filed by the City of New York as one of approximately a dozen defendants who are engaged in the business of internet online tobacco sale

On July 10, 2003, the State of Vermont, filed a civil action in Chittenden County against the Company's subsidiary, alleging the sale of cigarettes to a minor in violation of seven Vermont Statutes, deceptive failure to file Jenkins Act reports and inform the Vermont consumers they are required to pay Vermont sales taxes. The suit seeks to enjoin the Company from doing business in the State of Vermont, pay civil damages of up to $10,000 for each sale to a minor, plus attorney's fees and expenses.

During 2003, the State District Court of Travis County, Texas, alleged that the Company did not take effective measures to prevent the sale of tobacco products to minors, in violation of the Texas Deceptive Trade Practices - Consumer Protection Act. Subsequent to December 31, 2003, settlement negotiations are ongoing.

In the remaining cases, the Company has contested the allegations and believes it has meritorious defenses in each case. It is uncertain what affect the Company's sale of its Internet tobacco products will have on the pending lawsuits. Outside counsel for the Company has advised that at this stage in the proceedings they cannot offer an opinion as to the probable outcome of the cases.

NOTE 11.  SALE OF BUSINESS

Effective on July 1, 2003 the Company agreed to sell its Internet tobacco products business to American CigCo, LLC (ACC). In conjunction with this purchase ACC agreed to purchase 2,000,000 shares of the Company's common stock. The purchase price aggregated $3,000,000 in the form of 2 notes payable as follows:

      o Payment for the assets of the business in the form of a note in the amount of $200,000 payable in 12 equal monthly installments of $16,667 commencing on August 1, 2003. The balance of the note is $139,752 at December 31, 2003.

      o Payment for the 2,000,000 common shares is payable in the form of a $2,800,000 note with interest at 7% per annum, on an interest only basis. The interest payments are due annually commencing on July 31, 2004 and the principal balance is due on July 31, 2008. Accrued interest receivable of $98,000 has not been reflected in the accompanying financial statements, as recognition will occur as proceeds are received.

Because the sale of the business and the common shares were made to a thinly capitalized entity and significant uncertainties exist related to the collectibility of the amounts due, the gain from the sale of the business will be deferred until such time as the proceeds are collected or until such time as the cash flows from the operating activities of the business sold are sufficient to fund the debt service. The deferred portion of the gain on the sale of the business aggregating $122,641 at December 31, 2003 is reflected as deferred revenue (see discontinued operations at Note 5).

In addition, interest income from the $2,800,000 note receivable will be recognized as the proceeds are collected and the unpaid portion of the principal balance will be recorded as a reduction of stockholders' equity.

                                 CYCO.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


NOTE 12.  ACQUISITION OF ASSETS AND LOSS ON ASSET IMPAIRMENT

Effective November 19, 2003, Cyco.net, Inc. entered into a merger agreement with Orion Security Services, Inc. ("OSSI"), a Wisconsin corporation in the development stage, that provides secure computer network and management solutions, and video surveillance systems via satellite communication. The business combination has been accounted for as a purchase. The results of operations of OSSI have been included in the accompanying financial statements since the effective date of the acquisition. In exchange for all of the issued and outstanding common shares of OSSI, the Company issued 50,000,000 shares of its common stock valued at $4,500,000. The shares were valued at $.09 per share, the fair market value at November 19, 2003. As of December 31, 2003, the Company recorded a loss on asset impairment related to this investment, in the amount of $4,500,000, which was charged to operations.

The purchase price was allocated as follows:

          Current assets                                    $   1,057
          Property and equipment                                9,613
          Current liabilities                                (242,238)
                                                            ---------
          Net liabilities acquired                          $(231,568)
                                                            =========

The assets acquired and liabilities assumed were recorded at the historical basis of OSSI. The excess of the purchase price paid over the value of the assets acquired of $4,731,568 has been recorded as goodwill.

The following unaudited summarized pro forma information assumes the acquisition had occurred on January 1, 2003.

          Net sales                                       $   112,299
                                                          ===========
          Net (loss)                                      $(5,061,684)
                                                          ===========

          (Loss) per share:
           basic and diluted                              $     (0.13)
                                                          ===========

NOTE 13.  EXCLUSIVE PURCHASE AND SUPPLY AGREEMENT

Effective October 27, 2003, the Company through its wholly-owned subsidiary OSSI, entered into an exclusive purchase and supply agreement for certain specialized equipment, with the manufacturer, a foreign entity. The term of the agreement extends through December 31, 2006 and provides for two automatic two-year extensions. The agreement calls for an annual minimum purchase quota of (pound)160,000, denominated in UK Pounds.

NOTE 14.  SUBSEQUENT EVENTS

STOCK ISSUANCE

Subsequent to December 31, 2003, the Company issued an aggregate of 5,525,000 shares of its common stock for cash and services, of which 4,550,000 shares were issued for cash proceeds of $467,500, and 975,000 were issued for services in lieu of cash. An additional 1,000,000 shares are reserved for issue in connection with the exclusive purchase and supply agreement discussed below.

EMPLOYMENT AGREEMENTS

As a condition to the OSSI stock purchase agreement (Note 12), effective January 1, 2004, the Company has negotiated an employment agreement with the CEO/President of OSSI. The agreement provides for an annual salary of $225,000 through December 31, 2008.

Effective January 1, 2004, the Company has entered into employment agreements with its three employees. The agreements call for aggregate annual salaries of $294,000, through December 31, 2008.

                                 CYCO.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


DISTRIBUTOR AGREEMENT

Effective January 1, 2004, the Company, through its wholly-owned subsidiary OSSI, entered into an exclusive distributor agreement with a foreign entity. As per the terms of the agreement, OSSI is granted an exclusive license to distribute, promote, sell, install, service and otherwise maintain and reproduce by its own means, certain surveillance equipment to the U.S. government as well as non-exclusive rights to certain equipment to both U.S. governmental and commercial entities. The term of the agreement extends to December 31, 2007 and provides for an automatic two-year renewal period. The agreement calls for the sale of a minimum of $2,200,000 in equipment and $600,000 in support contracts.

OPERATING LEASE

On January 29, 2004, the Company entered into an operating lease agreement for office space for its subsidiary, OSSI. The term commences February 1, 2004 and continues through April 30, 2007. Future minimum lease payments pursuant to this agreement are:

            YEAR ENDED
            DECEMBER 31                                         AMOUNT
            -----------                                         ------

               2004                                           $ 61,485
               2005                                             68,920
               2006                                             70,981
               2007                                             24,253
                                                              $225,639

Effective April 1, 2004, the Company entered into an operating lease for office space, continuing through March 31, 2006. Future minimum lease payments pursuant to this agreement are as follows:


            YEAR ENDED
            DECEMBER 31                                         AMOUNT
            -----------                                         ------

               2004                                            $12,600
               2005                                             16,800
               2006                                              4,200
                                                               $33,600


STANDBY EQUITY DISTRIBUTION AGREEMENT

On March 23, 2004, the Company entered into a Standby Equity Distribution Agreement ("Standby Agreement")with Cornell Capital Partners (see Note 3), pursuant to which the Company may, at its discretion, periodically issue and sell to Cornell, up to $20,000,000 of the Company's common stock. This agreement replaces the agreement entered into as of September 2001. As a condition precedent to the execution of the Standby Agreement, the Company and Cornell entered into a Registration Rights Agreement, whereby the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, relating to the shares of common stock issuable under the Standby Agreement. The commitment period for the Standby Agreement extends through the earlier of such time as Cornell has made aggregate advances (as defined in Note
3) of $20,000,000 or two years from the effective date of the registration statement.

                                 CYCO.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


The Company is obligated to pay a cash commitment fee to Cornell, equal to 5% of each advance, payable directly from the gross proceeds of each advance, to be held in escrow pursuant the Escrow Agreement entered into with Cornell. Upon the execution of the Standby Agreement, as currently proposed, the Company will issue 490,000 shares of its common stock to Cornell. An additional $10,000 of the Company's common stock is issuable to Newbridge Securities Corporation, as a placement fee, per the Placement Agent Agreement. The Company cannot predict the number of shares to be issued , or the gross proceeds to be derived from the sale of such shares pursuant to the Standby Agreement, as the purchase price of the shares will fluctuate based on the prevailing market conditions.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT CYCO.NET, INC. EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                             -----------------------

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

      o     except the common stock offered by this prospectus;

      o in any jurisdiction in which the offer or solicitation is not authorized;

      o in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

      o to any person to whom it is unlawful to make the offer or solicitation; or


      o to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:


      o there have been no changes in the affairs of Cyco.net, Inc. after the date of this prospectus; or


      o the information contained in this prospectus is correct after the date of this prospectus.

                             -----------------------

Until __________, 2004, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------

                        69,513,810 SHARES OF COMMON STOCK

                                 CYCO.NET, INC.


                              ___________ __, 2004

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Cyco.net's bylaws provide that we have the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of our Company. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification,
(ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.

ITEM  25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All expenses will be paid by Cyco.net.

Securities and Exchange Commission Registration Fee                      $ 2,818
Printing and Engraving Expenses                                          $ 1,500
Accounting Fees and Expenses                                             $15,000
Legal Fees and Expenses                                                  $25,000
Miscellaneous                                                            $10,682
                                                                         -------
TOTAL                                                                    $50,000
                                                                         =======

ITEM  26. RECENT SALES OF UNREGISTERED SECURITIES


           In May 2004, the Company entered into a Secured Debenture Agreement, whereby up to $500,000 of 5% secured, convertible debentures may be issued. On May 7, 2004, the Company received net proceeds of $170,447 after payment of expenses in the amount of $79,553, from the sale of $250,000 worth of debentures. The debentures bear interest at 5% per annum and are secured by a security agreement covering substantially all business assets. Principal plus accrued interest are either payable in full two years after the date of issue, or convertible at the Holder's option, into shares of the Company's common stock. The conversion provision entitles the Holder at any time, and from time to time, to convert all or any part of the principal plus accrued interest into the Company's $.001 par value common stock (the "Conversion Shares"), at a per share price equal to the lesser of an amount equal to (i) 120% of the quoted closing bid price of the stock on the date of the debenture agreement, or (ii) 80% of the lowest quoted closing bid price during the five trading days immediately preceding the conversion date. Interest is payable at maturity or conversion, either in cash or shares of the Company's common stock, at the Holder's option. If payment is made in the form of common stock, the value will be calculated based on the quoted closing bid price on the day the payment is due, or the day of payment, if later than the due date. The convertible debentures are secured by all of Cyco.net's assets. In the event the debentures are redeemed, then Cyco.net will issue to Cornell a warrant to purchase 50,000 shares for every $100,000 redeemed.

           During the quarter ended March 31, 2004, the Company issued 4,550,000 shares of common stock for cash consideration of $467,500. An additional 975,000 shares were issued in exchange for services valued at $371,500, the fair market value of the shares on the date the Company agreed to issue the stock. Of these shares, $123,250 is reflected as deferred stock compensation as of March 31, 2004.

           On March 23, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, pursuant to which the Company may, at its discretion, periodically issue and sell to Cornell, up to $20,000,000 of the Company's common stock. This agreement replaces the agreement entered into as of September 2001. Upon the execution of the Standby Agreement, the Company agreed to issue 490,000 shares of its common stock to Cornell, plus an additional $10,000 worth of the Company's common stock to Newbridge Securities Corporation, as a placement fee, per the Placement Agent Agreement, valued at the fair market value of the stock as of the date of execution of the agreement. As of March 31, 2004, the Company has issued 510,833 shares with an aggregate value of $255,200 in connection with this agreement.

           In January and February 2004, Cyco.net issued a total of 5,525,000 shares of common stock for cash and services. Common stock totaling 4,550,000 shares were issued to various investors for cash aggregating $467,500 and common stock totaling 975,000 shares valued at $371,500 were issued to various service providers in lieu of cash for services.

           On November 19, 2003, Cyco.net, Inc. purchased all of the outstanding common stock of Orion Security Services, Inc. ("OSSI"), a Wisconsin corporation. In the stock for stock purchase, Cyco.net, Inc. issued 50,000,000 shares of common stock in exchange for all of the issued and outstanding common stock of Orion Security Services, Inc.

           Cyco.net acquired the stock of OSSI from the following people in exchange for the number of shares of Cyco.net's common stock set forth opposite their names:

Name:                                                            No. of Shares:
------------------                                               --------------
Robert V. Demson                                                  26,000,000
Francisco Urrea, Jr                                               20,000,000
Paul B. Goldberg                                                   1,800,000
Harry A. Montefusco                                                1,800,000
John F. Morrison                                                     400,000

           In October 2003, Cyco.net issued 1,000,000 shares of common stock to Francisco Urrea, Jr., a director, for consulting fees.

           Effective July 1, 2003, Cyco.net agreed to sell its Internet tobacco products business to American CigCo, LLC. In conjunction with this sale, American CigCo agreed to purchase 2,000,000 shares of Cyco.net's common stock for $2,800,000 payable in the form of a promissory note bearing interest at 7% per year. Interest payments are due annually commencing July 31, 2004 and the principal is due July 31, 2008.

           In August 2002, Cyco.net issued a total of 5,000,000 shares of common stock valued at $150,000 as follows: 1,000,000 shares each to Richard Urrea, Daniel Urrea, Brent Wolford, Lynnette Budagher and Trey Urrea.

           In August 2001, Cyco.net entered into the Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. pursuant to which it may issue up to 40,000,000 shares of common stock at an 18% discount to the prevailing marketprice of the common stock. In August 2001, Cyco.net issued 500,000 shares of common stock to Persia Consulting Group for consulting services valued at $28,000 or $0.06 per share. Cyco.net also issued 50,000 shares of common stock to David Gonzalez for consulting services valued at $2,800 or $0.06 per share. Cyco.net issued options to Lynnette Budagher to purchase 750,000 shares of common stock at an exercise price of $0.06 per share.

           In April 2001, Cyco.net issued 3,500,000 shares of common stock valued at $70,000, one-half to Richard Urrea and one-half to Daniel Urrea. Cyco.net also issued 500,000 shares of common stock valued at $10,000 to Brent Wolford as compensation for enhancements made to its website.

           All of the above offerings and sales were deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Achievement Tec or executive officers of Achievement Tec, and transfer was restricted by Achievement Tec in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM  27. EXHIBITS

      (a) The following exhibits are filed as part of this registration statement:

EXHIBIT
  NO.     DESCRIPTION                                                        LOCATION
-------  -----------------------------------------------------------------  --------------------------------------------------------

2.1      Acquisition Agreement between Ave and DMI                          Incorporated   by   reference  to  Exhibit  2.1  to  the
                                                                            Company's  Annual  Report on Form  10-KSB as filed  with
                                                                            the Securities and Exchange Commission on April 16, 2001

2.2      Letter of Intent between Ave and Cyco.net dated July 9, 1999       Incorporated   by   reference  to  Exhibit  2.2  to  the
                                                                            Company's  Annual  Report on Form  10-KSB as filed  with
                                                                            the Securities and Exchange Commission on April 16, 2001

3.1      Certificate of Amendment to Change name to Ave, Inc. dated 5/7/90  Incorporated   by   reference  to  Exhibit  2.7  to  the
                                                                            Company's  Annual  Report on Form  10-KSB as filed  with
                                                                            the Securities and Exchange Commission on April 16, 2001

3.2      Certificate  of Agreement of Merger of DeLuxe Onyx Company  dated  Incorporated   by   reference  to  Exhibit  2.8  to  the
         January 23, 1987                                                   Company's  Annual  Report on Form  10-KSB as filed  with
                                                                            the Securities and Exchange Commission on April 16, 2001

3.3      Certificate and Agreement of Merger of DeLuxe dated 1/23/87        Incorporated   by   reference  to  Exhibit  2.9  to  the
                                                                            Company's  Annual  Report on Form  10-KSB as filed  with
                                                                            the Securities and Exchange Commission on April 16, 2001

3.4      Certificate  Amending  Certificate of Incorporation dated January  Incorporated   by  reference  to  Exhibit  2.10  to  the
         23, 1987                                                           Company's  Annual  Report on Form  10-KSB as filed  with
                                                                            the Securities and Exchange Commission on April 16, 2001

3.5      Ave, Inc. By Laws                                                  Incorporated   by   reference  to  Exhibit  3.0  to  the
                                                                            Company's  Annual  Report on Form  10-KSB as filed  with
                                                                            the Securities and Exchange Commission on April 16, 2001

3.6      Articles in  Incorporation  of  Cyco.net,  Inc.  the Wholly Owned  Incorporated   by  reference  to  Exhibit  21.1  to  the
         Subsidiary Cyco.net, Inc. (formerly Ave, Inc.)                     Company's  Annual  Report on Form  10-KSB as filed  with
                                                                            the Securities and Exchange Commission on April 16, 2001

3.7      Certificate of Amendment to Articles of Cyco.net,  Inc. to change  Incorporated   by  reference  to  Exhibit  21.2  to  the
         name from Ave, Inc. to Cyco.net, Inc.                              Company's  Annual  Report on Form  10-KSB as filed  with
                                                                            the Securities and Exchange Commission on April 16, 2001

3.8      Certificate of Amendment of Cyco.net, Inc.                         Incorporated   by  reference  to  Exhibit  21.3  to  the
                                                                            Company's  Annual  Report on Form  10-KSB as filed  with
                                                                            the Securities and Exchange Commission on April 16, 2001

EXHIBIT
  NO.     DESCRIPTION                                                        LOCATION
-------  -----------------------------------------------------------------  --------------------------------------------------------
3.9      By-Laws of Cyco.net, Inc.                                          Incorporated   by  reference  to  Exhibit  21.5  to  the
                                                                            Company's  Annual  Report on Form  10-KSB as filed  with
                                                                            the Securities and Exchange Commission on April 16, 2001

3.10     Articles   of   Amendment   and   Restatement   to   Articles  of  Incorporated  by reference to Exhibit 3.10 to Cyco.net's
         Incorporation of AVE, Inc.                                         Registration  Statement  on  Form SB-2  filed  with  the
                                                                            Securities and Exchange Commission on September 13, 2001

3.11     Certificate  of  Amendment  to  Articles  of   Incorporation   of  Incorporated  by reference to Exhibit 3.11 to Cyco.net's
         Cyco.net,  Inc. filed with Nevada Secretary of State on August 9,  Registration  Statement  on  Form SB-2  filed  with  the
         2001                                                               Securities and Exchange Commission on September 13, 2001

3.12     Articles of Amendment to increase authorize increase in Common     Provided herewith
         Stock

4.1      Stock Specimen                                                     Incorporated   by   reference  to  Exhibit  2.4  to  the
                                                                            Company's  Annual  Report on Form  10-KSB as filed  with
                                                                            the Securities and Exchange Commission on April 16, 2001

5.1      Opinion re: Legality                                               Provided herewith

10.1     Line of Credit Agreement dated August 9, 1999                      Incorporated   by  reference  to  Exhibit  10.0  to  the
                                                                            Company's  Annual  Report on Form  10-KSB as filed  with
                                                                            the Securities and Exchange Commission on April 16, 2001

10.2     Amendment to Line of Credit Agreement dated August 9, 1999         Incorporated   by  reference  to  Exhibit  10.1  to  the
                                                                            Company's  Annual  Report on Form  10-KSB as filed  with
                                                                            the Securities and Exchange Commission on April 16, 2001

10.3     Promissory note from Cyco.net, Inc. to Francisco Urrea, Jr.        Incorporated by reference to Exhibit 99 to the
                                                                            Company's Annual Report on Form 10-KSB as filed with
                                                                            the Securities and Exchange Commission on April 16, 2001

10.4     May Davis Extension Agreement                                      Incorporated   by   reference   to  Exhibit  99  to  the
                                                                            Company's  Quarterly  Report on Form  10-QSB  filed with
                                                                            the  Securities  and Exchange  Commission  on January 4,
                                                                                            2001

10.5    R. Gene Klawetter Letter of Resignation                            Incorporated   by  reference  to  Exhibit  99.2  to  the
                                                                           Company's  8-K filed with the  Securities  and  Exchange
                                                                           Commission on August 22, 2000

10.6    Lease Agreement                                                    Incorporated   by  reference  to  Exhibit  99.3  to  the
                                                                           Company's  8-K filed with the  Securities  and  Exchange
                                                                           Commission on August 22, 2000

10.7    Equity Line of Credit  Agreement  dated as of August 2001 between  Incorporated   by  reference  to  Exhibit  10.7  to  the
        Cyco.net and Cornell Capital Partners, L.P.                        Company's  10-QSB for the quarter  ended  September  30,
                                                                           2001 filed with the Securities  and Exchange  Commission
                                                                           on November 12, 2001

EXHIBIT
  NO.    DESCRIPTION                                                        LOCATION
------  -----------------------------------------------------------------  --------------------------------------------------------
10.8    Warrant  dated as of August  2001  given by  Cyco.net  to Cornell  Incorporated   by  reference  to  Exhibit  10.7  to  the
        Capital Partners, L.P.                                             Company's  10-QSB for the quarter  ended  September  30,
                                                                           2001 filed with the Securities  and Exchange  Commission
                                                                           on November 12, 2001

10.9    Registration  Rights Agreement dated August 2001 between Cyco.net  Incorporated   by  reference  to  Exhibit  10.7  to  the
        and Cornell Capital Partners, L.P.                                 Company's  10-QSB for the quarter  ended  September  30,
                                                                           2001 filed with the Securities  and Exchange  Commission
                                                                           on November 12, 2001

10.10   Escrow Agreement dated as of August 2001 among Cyco.net,  Cornell  Incorporated   by  reference  to  Exhibit  10.7  to  the
        Capital  Partners,  L.P.,  Butler  Gonzalez  LLP and First  Union  Company's  10-QSB for the quarter  ended  September  30,
        National Bank                                                      2001 filed with the Securities  and Exchange  Commission
                                                                           on November 12, 2001

10.11   Asset Purchase and Investment agreement dated                      Incorporated by reference to Exhibit 10.11 to the
        June 13, 2003 between Cyco.net, Inc. and                           Company's Quarterly Report on Form 10QSB as filed with
        American Indian Cigco, LLC.                                        the Securities and Exchange Commission on August
                                                                           19,2003.

10.12   One Year Installment Note dated June 13, 2003,                     Incorporated  by  reference  to  Exhibit  10.12  to  the
        between Cyco.net, Inc. and American Indian Cigco, LLC.             Company's  Quarterly  Report on Form 10QSB as filed with
                                                                           the Securities and Exchange Commission on August 19,2003

10.13   Five Year Capital Note dated June 13, 2003,                        Incorporated by reference to Exhibit 10.13 to the
        among Cyco.net, Inc., American Indian Cigco, LLC                   Company's Quarterly Report on Form 10QSB as filed with
        and CigCo-Epic Venture.                                            the Securities and Exchange Commission on August 19,2003

10.14   Purchase Agreement dated November 19, 2003 between Cyco.net,       Incorporated by reference to Exhibit 10.11 to the
        Inc. and Orion Security Services, Inc.                             Company's 8K dated November 19, 2003 filed with the
                                                                           Securities and Exchange Commission on December 4, 2003.


10.15   Standby Equity Distribution Agreement dated as March 2004          Provided herewith
        between Cyco.net and Cornell Capital Partners, LP

10.16   Registration Rights Agreement dated as of March 2004 between       Provided herewith
        Cyco.net and Cornell Capital Partners, LP

10.17   Placement Agent Agreement dated as of March 2004 between           Provided herewith
        Cyco.net and Cornell Capital Partners, LP


10.18   Employment Agreement dated as of January 1, 2004 between           Incorporated by reference to Exhibit 10.15 to the
        Cyco.net and Richard Urrea                                         Company's Annual Report on Form 10KSB as filed with the
                                                                           Securities and Exchange Commission on April 13, 2004

10.19   Employment Agreement dated as of January 1, 2004 between           Incorporated by reference to Exhibit 10.15 to the
        Cyco.net and Daniel Urrea                                          Company's Annual Report on Form 10KSB as filed with the
                                                                           Securities and Exchange Commission on April 13, 2004

EXHIBIT
  NO.    DESCRIPTION                                                        LOCATION
------  -----------------------------------------------------------------  --------------------------------------------------------
10.20   Securities Purchase Agreement dated as of May 2004 between         Incorporated by reference to Exhibit 10.20 to the
        Cyco.net and Cornell Capital Partners, LP                          Company's Quarterly Report on Form 10-QSB as filed with
                                                                           the Securities and Exchange Commission on May 18, 2004

10.21   Secured Debenture dated as of May 2004 given by Cyco.net to        Incorporated by reference to Exhibit 10.21 to the
        Cornell Capital Partners, LP                                       Company's Quarterly Report on Form 10-QSB as filed with
                                                                           the Securities and Exchange Commission on May 18, 2004

10.22   Investor Registration Rights Agreement dated as of May 2004        Incorporated by reference to Exhibit 10.22 to the
        between Cyco.net and Cornell Capital Partners, LP                  Company's Quarterly Report on Form 10-QSB as filed with
                                                                           the Securities and Exchange Commission on May 18, 2004

10.23   Irrevocable Transfer Agent Instructions                            Incorporated by reference to Exhibit 10.23 to the
                                                                           Company's Quarterly Report on Form 10-QSB as filed with
                                                                           the Securities and Exchange Commission on May 18, 2004

14.1    Code of Ethics                                                     Incorporated by reference to Exhibit 10.24 to the
                                                                           Company's Quarterly Report on Form 10-QSB as filed with
                                                                           the Securities and Exchange Commission on May 18, 2004

23.1    Consent of Stark Winter Schenkein & Co., LLP                       Provided herewith


23.2    Consent of Attorney                                                Incorporated by reference to Exhibit 5.1 of this filing


            ITEM 28. UNDERTAKINGS


The undersigned registrant will:

            (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;


                  (iii) Include any additional or changed material information on the plan of distribution;


            (2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of securities offered, and the offering of such securities at that time to be the initial bona fide offering.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES


           In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Albuquerque, New Mexico, July 23, 2004.


                                    CYCO.NET, INC.

                                    By:    /s/ Richard Urrea
                                           -------------------------------------
                                    Name:  Richard Urrea
                                    Title: Chief Executive Officer and President
                                           (Principal Executive Officer)

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                  TITLE                                   DATE
------------------------   ------------------------------------    -------------

/s/ Richard Urrea          President and Chief Executive Officer   July 23, 2004
------------------------   (Principal Executive Officer)
Richard Urrea

/s/ Daniel Urrea           Chief Financial Officer (Principal      July 23, 2004
------------------------   Accounting Officer)
Daniel Urrea

/s/ Francisco Urrea, Jr.   Director                                July 23, 2004
------------------------
Francisco Urrea, Jr.